                                                                  EXHIBIT 10.1.4

                               JOINT VENTURE AGREEMENT

                                     BY AND AMONG

                              ITG INTERNATIONAL LIMITED,

                                  SOCIETE GENERALE,

                       INVESTMENT TECHNOLOGY GROUP SG LIMITED,

                         INVESTMENT TECHNOLOGY GROUP LIMITED,

                                         AND

                      INVESTMENT TECHNOLOGY GROUP EUROPE LIMITED

                            DATED AS OF NOVEMBER 17, 1998



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                                  TABLE OF CONTENTS
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                                                                                      Page
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ARTICLE 1
DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
   1.1    Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
   1.2    Additional Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   1.3    Interpretation and Construction of This Agreement. . . . . . . . . . . . . .  13

ARTICLE 2
FORMATION AND OFFICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
   2.1    Formation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
   2.2    Principal Executive Offices and Other Offices. . . . . . . . . . . . . . . .  14
   2.3    Purpose of Joint Venture . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE 3
CAPITALIZATION OF THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
   3.1    Authorized Capital; Initial Subscriptions. . . . . . . . . . . . . . . . . .  15
   3.2    Contributions to the Company . . . . . . . . . . . . . . . . . . . . . . . .  15
   3.3    Initial Capital Contributions of the Venturers . . . . . . . . . . . . . . .  15
   3.4    Additional Capital Contributions of the Venturers. . . . . . . . . . . . . .  16
   3.5    Failure to Make Additional Capital Contributions . . . . . . . . . . . . . .  17
   3.6    Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
   3.7    Pre-emptive Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
   3.8    Distributions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
   3.9    Business Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
   3.10   Preparation of Approved Annual Budget. . . . . . . . . . . . . . . . . . . .  20
   3.11   Approved Annual Budget for Initial Financial Year. . . . . . . . . . . . . .  21

ARTICLE 4
OPERATIVE AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
   4.1    Operative Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF VENTURERS. . . . . . . . . . . . . . . . . . . . . .  21
   5.1    Representations and Warranties of ITGI . . . . . . . . . . . . . . . . . . .  21
   5.2    Representations and Warranties of SG . . . . . . . . . . . . . . . . . . . .  23

ARTICLE 6
CERTAIN COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
   6.1    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
   6.2    Commitment of Venturers to the Joint Venture . . . . . . . . . . . . . . . .  25
   6.3    Effect of Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . .  25
   6.4    Notice of Venturer Change of Control . . . . . . . . . . . . . . . . . . . .  25
   6.5    Election to Treat Companies as Partnerships. . . . . . . . . . . . . . . . .  25

ARTICLE 7
MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
   7.1    Composition of the Boards. . . . . . . . . . . . . . . . . . . . . . . . . .  25
   7.2    Responsibilities of the Company Board. . . . . . . . . . . . . . . . . . . .  26
   7.3    Certain Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
   7.4    Language . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
   7.5    Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

   7.6    Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
   7.7    Management of Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE 8
COMMITTEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
   8.1    Composition and Responsibilities of the Founders Committee . . . . . . . . .  30
   8.2    Composition and Responsibilities of the Executive Committee. . . . . . . . .  31
   8.3    Composition and Responsibilities of the Management Committee . . . . . . . .  32
   8.4    Composition and Responsibilities of the Compensation and Audit Committee . .  33

ARTICLE 9
GOVERNANCE PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
   9.1    Meetings; Quorum; Notice . . . . . . . . . . . . . . . . . . . . . . . . . .  33
   9.2    Removal; Resignation; Vacancies. . . . . . . . . . . . . . . . . . . . . . .  35
   9.3    No Remuneration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE 10
INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
   10.1   Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE 11
DEADLOCKS  38
   11.1   Deadlocks. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE 12
TRANSFERS OF VENTURE INTERESTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
   12.1   General Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
   12.2   Permitted Transferees. . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
   12.3   Right of First Refusal.. . . . . . . . . . . . . . . . . . . . . . . . . . .  41
   12.4   Venturer Change of Control . . . . . . . . . . . . . . . . . . . . . . . . .  43
   12.5   Governmental Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
   12.6   Closing of Purchase of Venture Interests . . . . . . . . . . . . . . . . . .  43

ARTICLE 13
FINANCIAL AND ACCOUNTING MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
   13.1   Books and Records; Financial Year. . . . . . . . . . . . . . . . . . . . . .  44
   13.2   Financial Information. . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
   13.3   Right of Inspection of Books . . . . . . . . . . . . . . . . . . . . . . . .  45
   13.4   Accounting Principles. . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
   13.5   Auditors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

ARTICLE 14
OTHER ACTIVITIES BY THE VENTURERS;
EXPANSION OF TERRITORY; CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . .  45
   14.1   In General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
   14.2   Non-Competition Obligations. . . . . . . . . . . . . . . . . . . . . . . . .  46
   14.3   Non-Competition Exceptions . . . . . . . . . . . . . . . . . . . . . . . . .  46
   14.4   Expansion of Territory . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
   14.5   Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE 15
TERM AND TERMINATION DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
   15.1   Term of JV Companies . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

   15.2   Termination of Joint Venture . . . . . . . . . . . . . . . . . . . . . . . .  48
   15.3   Termination Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
   15.4   Termination Upon Default, Etc. . . . . . . . . . . . . . . . . . . . . . . .  49
   15.5   Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
   15.6   Termination by Dissolution . . . . . . . . . . . . . . . . . . . . . . . . .  50

ARTICLE 16
POST TERMINATION PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
   16.1   Consequences of Termination. . . . . . . . . . . . . . . . . . . . . . . . .  50
   16.2   Non-Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
   16.3   Transition Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

ARTICLE 17
NEGOTIATIONS; ARBITRATION; SUBMISSION TO JURISDICTION. . . . . . . . . . . . . . . . .  52
   17.1   Negotiations; Arbitration. . . . . . . . . . . . . . . . . . . . . . . . . .  52

ARTICLE 18
MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
   18.1   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
   18.2   Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
   18.3   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
   18.4   Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
   18.5   Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
   18.6   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
   18.7   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
   18.8   No Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
   18.9   No Third-Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . .  57
   18.10  Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
   18.11  Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
   18.12  Disclaimer of Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
   18.13  Relationship of the Parties. . . . . . . . . . . . . . . . . . . . . . . . .  57
   18.14  Fiduciary Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

EXHIBITS

Exhibit A      -    Clearing Agreement
Exhibits B,
  C and D      -    Employment Agreements
Exhibit E      -    ITG License Agreement
Exhibit F      -    POSIT License Agreement
Exhibit G      -    Service Agreement

SCHEDULES

Schedule 1.1   -    Reference Value
Schedule 3.1   -    Loans
Schedule 3.9   -    Business Plan
Schedule 7.5   -    List of Officers

                               JOINT VENTURE AGREEMENT


               JOINT VENTURE AGREEMENT (this "Agreement"), is made and entered into as of this 17th day of November, 1998 by and among ITG International Limited, a company organized under the laws of Ireland ("ITGI"), Societe Generale, a company organized under the laws of France ("SG"; and together with ITGI, sometimes referred to herein collectively as the "Venturers" and individually as a "Venturer"), Investment Technology Group SG Limited, a company organized under the laws of Ireland (the "Company"), Investment Technology Group Limited, a company organized under the laws of Ireland ("ITGL"), and Investment Technology Group Europe Limited, a company organized under the laws of Ireland ("ITGE"; and together with the Venturers, the Company and ITGL, sometimes referred to herein collectively, as the "Parties" and individually as a "Party").

                                  W I T N E S E T H

               WHEREAS, certain affiliates of ITGI operate brokerage businesses primarily in the United States and co-own and have co-developed an electronic trading system commonly referred to as "POSIT" or "Portfolio System for Institutional Traders," used by financial institutions and other brokerage customers outside of European markets and comprised of a core system to which such customers submit, directly and confidentially, buy and sell orders and related systems for matching such orders and executing residual trades (collectively, the "POSIT System");

               WHEREAS, SG and certain of its affiliates operate brokerage and banking businesses throughout Europe and have access to various institutional brokerage customers who may potentially be interested in utilizing a POSIT System developed to match buy and sell orders in European equity securities (hereinafter referred to, as "EuroPOSIT");

               WHEREAS, it is anticipated that with the advent of the European Monetary Union many European markets will in the near future become, or be viewed as, a single European market and the Venturers share an objective of establishing EuroPOSIT as a recognized brokerage service within such single European market;

               WHEREAS, the Venturers have heretofore formed the

JV Companies for the purpose of developing and exploiting EuroPOSIT for use in such European market; and

               WHEREAS, in connection therewith, the Venturers desire to make certain contributions to the Company of working capital, to provide for the management of the Company and for certain restrictions on the transferability of their respective Equity Interests in the Company, among other things, all in furtherance of the objectives set forth above and subject to the terms and conditions hereinafter set forth.

               NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, the Parties hereto, intending to be legally bound, hereby agree as follows:


                                      ARTICLE 1
                                     DEFINITIONS

       1.1 DEFINITIONS. As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

       "Affiliate" shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such Person. The JV Companies shall not be deemed Affiliates of the Venturers or their Affiliates for purposes of this Agreement.

       "Agreement" shall mean this Joint Venture Agreement made between ITGI, SG, the Company, ITGL and ITGE, as same may be amended from time to time.

       "Americas" shall mean North America, South America and Central America and the countries, territories and possessions located in the Caribbean region.

       "Applicable Law" shall mean all applicable provisions of all (i) constitutions, treaties, statutes, laws (including common law), rules, regulations, ordinances or codes of any Governmental Authority, and (ii) orders, decisions, injunctions, judgments, awards and decrees of any Governmental Authority.

       "Applicable Rate" shall mean, during any period during which interest is due and payable, the rate of interest per annum then being charged with respect to the then outstanding Senior Debt of the Company; PROVIDED, HOWEVER, if no such Senior Debt is then outstanding, "Applicable Rate" shall mean, (i) in the case of a Reference Value calculation, the then current sterling one-year London Inter-bank Offered Rate and (ii) in all other cases, the then current sterling one-month London Inter-bank Offered Rate.

       "Approval" shall mean any consent, approval, license, permit or authorization.

       "Authorized Investments" shall mean, at any time, (i) any time deposit, certificate of deposit or bankers acceptance, maturing not more than one year after such time, maintained with or issued or guaranteed by either (a) a commercial banking institution (including U.S. branches of foreign banking institutions) that is a member of the Federal Reserve System and has assets of not less than $1,000,000,000, or (b) a European Union commercial banking institution with assets of not less than $1,000,000,000, (ii) exchequer bills, government gilts and other U.S. or European Union government or local authority guaranteed securities, maturing not more than one year after such time or (iii) commercial paper, maturing not more than nine months after the date of issue, which is issued by a corporation (other than an Affiliate of a Venturer) organized under the laws of any state of the United States, the District of Columbia or any country in the European Union and rated at least AAA by Standard & Poor's or the equivalent rating by Moody's rating services; PROVIDED, HOWEVER, an Authorized Investment must be denominated in the Euro, Pounds Sterling or the U.S. Dollar.

       "Bankruptcy" shall mean, with respect to any Person, (i) the commencement, under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, appointment of examiner, dissolution, insolvency or liquidation or similar Applicable Law of any jurisdiction, whether now or hereafter in effect, by such Person of a case or proceeding seeking (A) the entry as to such Person of an order of relief, (B) such Person's own bankruptcy, liquidation, reorganization, rehabilitation or composition or adjustment of debts, or (C) a suspension or moratorium of payments, (ii) the commencement against such Person of any case or proceeding of the type described in clause
(i) of this definition which remains undismissed for a period of 30 days; (iii) the appointment of a custodian, trustee, administrator or similar official under any Applicable Law described in clause (i) of this definition with respect to such Person, or the taking charge by such custodian, trustee, administrator or similar official, of all or any substantial part of the property of such Person; (iv) any adjudication that such Person is insolvent or bankrupt; (v) the entering of any order of relief in, or other order approving, any case or proceeding of the type described in clause (i) of this definition;
(vi) the making by such Person of a general assignment for the benefit of its creditors; (vii) the failure by such Person to pay, or the statement by such Person that it is unable to pay or shall be unable or deemed unable to pay its debts generally as they become due under Applicable Law; (viii) the calling by such Person of a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or (ix) any indication by such Person, either by an act or failure to act, of its consent to, approval of or acquiescence in any of the actions, orders or events described in the foregoing clauses of this definition.

       "BARRA" shall mean BARRA Inc., a company organized under the laws of the State of California, U.S.A.

       "Business Day" shall mean any day on which commercial banks in each of the cities of New York, New York, London, England, Dublin, Ireland and Paris, France are normally open for the conduct of commercial banking business.

       "Business Plan" shall mean the Business Plan referred to in Section 3.9 and implemented as provided herein.

       "Clearing Agreement" shall mean the Clearing Agreement dated as of July 3, 1998 between ITGL and Pershing Limited, a true and correct copy of which is attached hereto as EXHIBIT A.

       "Committees" shall mean, collectively, the Audit Committee and the Compensation Committee and such other committee or sub-committee as may be formed from time to time by any of the JV Boards.

       "Competing Services" shall mean, (i) the JV Business described in clause
(a) of Section 2.3 and (ii) any services substantially similar to such JV Business, PROVIDED, HOWEVER, nothing herein shall preclude either of the Venturers from conducting any business activity which is being conducted by it on the date of this Agreement, or is derived from the business activity being conducted by it on the date of this Agreement and is not substantially similar to such JV Business.

       "Constituent Documents" shall mean the charters, bylaws, memorandum or articles of association, or such other similar documents as may be required or otherwise entered into in connection with the formation of the JV Companies pursuant to Section 2.1(a).

       "Contract" shall mean any loan or credit agreement, note, bond, indenture, mortgage, deed of trust, lease, franchise, contract, or other agreement, obligation, instrument or binding commitment of any nature.

       "Control" (including, with its correlative meanings, "Controlled by" and "under common Control with") shall mean, with respect to any Person, any of the following: (i) ownership, directly or indirectly, by such Person of equity securities entitling it to exercise in the aggregate more than fifty percent (50%) of the voting power of the Equity Share Capital of the entity in question, or (ii) the possession by such Person of the power, directly or indirectly, (A) to elect a majority of the board of directors (or equivalent governing body) of the entity in question; or (B) to direct or cause the direction of the management and policies of or with respect to the entity in question, whether through ownership of securities, by Contract or otherwise.

       "Distribution" shall mean any distribution by the Company by means of any dividend payment, whether in cash, shares, other Equity Interests or otherwise, any payment or application of any of its assets to purchase, redeem or otherwise retire Equity Interests held by a Venturer, any distribution by way of reduction of capital, partial liquidation or otherwise in respect of any such Equity Interests held by such Venturer or any interest or other payment in respect of, or any repayment, repurchase or redemption of, Subordinated Debt of the Company or any Subsidiary of the Company held by or on behalf of a Venturer.

       "Employment Agreements" shall mean, collectively, the (i) Employment Agreement dated as of November 17, 1998 between ITGE and Alasdair Haynes, (ii) Employment Agreement dated as of November 17, 1998 between ITGL and Malcom

Robertson and (iii) Employment Agreement dated as of November 17, 1998 between ITGE and Adrian Collins, true and correct copies of which are attached hereto as EXHIBITS B, C AND D, respectively.

       "Equity Interest" shall mean in relation to the JV Companies "Equity Share Capital" as such term is defined at Section 155 of the Irish Companies Act 1963, or any rights, entitlement or option to convert into, subscribe for or otherwise acquire any Equity Share Capital.

       "Equity Share Capital" in relation to the JV Companies shall have the meaning ascribed to such term at Clause 155 of the Irish Companies Act 1963.

       "Financial Year" shall mean the period commencing January 1 in any year and ending on December 31 in such year, except that the first Financial Year with respect to each JV Company formed pursuant to Article 2 hereof, shall commence on the date of its formation and end on December 31, 1999.

       "Governmental Approval" shall mean any consent, approval, authorization, waiver, grant, concession, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Governmental Authority.

       "Governmental Authority" shall mean any federation, nation, state, sovereign or government, any federal, supranational, regional, state or local political subdivision, any governmental or administrative body, instrumentality, department or agency, any self regulatory organization (as defined by Section 8 of the Financial Services Act of 1986 of the United Kingdom) or any court, administrative hearing body, commission or other similar dispute resolving panel or body, and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of a government to which any party hereto or any JV Company is subject.

       "Indebtedness" shall mean, without duplication, all (i) obligations for borrowed money or other extensions of credit, whether secured or unsecured and whether absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued on behalf of any Person and all obligations for the deferred purchase price of property, including finance leases and hire purchase agreements, (ii) obligations evidenced by bonds, notes, debentures or other similar instruments, (iii) obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by the Company or its Subsidiaries, (iv) capital lease obligations, sale-leaseback or similar obligations and (v) all guarantees, endorsements or other contingent or surety obligations (other than endorsement of instruments for collection in the ordinary course of business) with respect to obligations of others, including, without limitation, any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, commission agreements, or otherwise), through the purchase of goods, supplies or services or by way of Ordinary Shares purchase, capital contribution, advance or loan.

       "Injunction" shall mean any preliminary, temporary, interim or final injunction, temporary restraining order or other court ordered legal prohibition or equitable remedy requiring or prohibiting action.

       "Invest or Participate" (including, with its correlative meanings, "Investment or Participation", "Invested or Participated" and "Investing or Participating"), as it relates to a Party or any of its Affiliates, shall mean, with respect to any other Person that Offers Competing Services, directly or indirectly through an Affiliate, (a) to acquire, as a principal, partner, shareholder, beneficial owner or in any similar capacity, any ownership interest in such Person or (b) by contract or otherwise to manage, operate or finance such Person, or to participate in the management, operation or financing of such Person, or to act as agent, representative, consultant or in any similar capacity for such Person, or to use the name of such Person, or permit the use of the name of such Party or its Affiliate by such Person, to the extent that any of such activities described in this clause (b) are related to such Competing Services.

       "ITGI License Agreement" shall mean the ITGI License Agreement dated as of November 17, 1998 among ITGI and the Company, a true and correct copy of which is attached hereto as EXHIBIT E.

       "Irish GAAP" shall mean generally accepted accounting principles as in effect from time to time in Ireland.

       "Joint Venture" shall mean the JV Companies and the rights and obligations of the Parties and their Affiliates under this Agreement and the other Operative Agreements.

       "JV Boards" shall mean, collectively, the Company Board and the Boards of Directors of each Subsidiary of the Company.

       "JV Companies" shall mean, collectively, the Company, ITGL, ITGE and their respective Subsidiaries, if any, that may hereafter be formed.

       "Judgment" shall mean any judgment, order, judicial decree or arbitral award.

       "Major Competitor" shall mean a Person or any Affiliate of such Person which materially competes for business through a business substantially similar to that operated by the Joint Venture, or a Person which has taken substantial steps to become such a competitor.

       "Material Non-Monetary Default" shall mean a breach by a Venturer of any of the terms or provisions of Sections 14.2, 14.3 or 14.5 of this Agreement, which breach is not cured by such Venturer within thirty (30) days after written notice hereof is furnished to such Venturer by the other Venturer.

       "Non-Share Capital" shall mean Additional Capital Contributions made pursuant to Section 3.4 hereof which the Company has not determined to treat as either Equity Share Capital or Subordinated Debt.

       "Offer" (including, with its correlative meanings, "Offering" or "Offered") shall mean, with respect to electronic brokerage related products and services, directly or indirectly, offering, producing, providing, selling, promoting, distributing or marketing such product or service.

       "Operative Agreements" shall mean this Agreement, POSIT License Agreement, Service Agreements, Clearing Agreement, ITGI License Agreement and the Employment Agreements.

       "Party" or "Parties" shall have the respective meanings ascribed to such terms in the first paragraph hereof.

       "Percentage Interest" with respect to any Person's investment in another Person, shall mean such Person's equity interest therein (whether voting or non-voting) expressed as a percentage of the total outstanding Equity Share Capital of such other Person (whether voting or non-voting).

       "Permitted Affiliate" shall mean a Subsidiary of a Venturer, no minority interest in which is owned or held or the benefits of which are in any way enjoyed, directly or indirectly, by any Person engaged in a Competing Business.

       "Permitted Lien" shall mean: (i) materialmen=s, mechanics=, carriers=, workmen=s, repairmen=s or other like liens arising in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings, (ii) liens for current taxes not yet due or any taxes being contested in good faith by appropriate proceedings, (iii) liens to secure performance of statutory obligations, (iv) any lien securing any purchase money indebtedness incurred in the ordinary course of business and (v) liens of lessors under Leases.

       "Person" shall mean an individual or a partnership, an association, a joint venture, a corporation, a business or a trust or other entity organized under any Applicable Law, an unincorporated organization or any Governmental Authority.

       "POSIT License Agreement" shall mean the POSIT License Agreement dated as of November 17, 1998 between POSIT JV, a California limited purpose partnership, and the Company, a true and correct copy of which is attached hereto as EXHIBIT H.

       "Proceeding" shall mean any action, litigation, suit, proceeding or formal investigation or review of any nature, civil, criminal, regulatory or otherwise, before any Governmental Authority.

       "Public Offering" shall mean (i) any BONA FIDE public offering of equity securities (or securities exchangeable for or convertible into equity securities) of the Company pursuant to an effective registration statement under the Securities Act or any other Applicable Law or any other offering which results in such securities being listed for trading on any national or provincial securities exchange in the Territory or the United States or included for trading in any national market system or otherwise available for trading on the Amsterdam Stock Exchange, the Brussels Stock

Exchange, the London Stock Exchange, the Luxembourg Stock Exchange, EASDAQ or any other major international securities exchange, or (ii) any offer of equity securities (or securities exchangeable for or convertible into equity securities) of a Person made in reliance on Rule 144A under the Securities Act.

       "Reference Value" shall mean the Reference Value determined pursuant to the procedures set forth on SCHEDULE 1.1 attached hereto.

       "Schedule of Capital Calls" shall mean the Schedule of Capital Calls attached to the Business Plan as Appendix 19.

       "Securities Act" shall mean the United States Securities Act of 1933, or any similar United States Federal statute, and the rules and regulations of the U.S. Securities and Exchange Commission thereunder, all as the same shall be in effect from time to time.

       "Security Interest" shall mean any debenture, mortgage, pledge, security interest, adverse claim, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, the filing of or agreement to give any financing statement under the Uniform Commercial Code (or similar filing pursuant to Applicable Law of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of any obligation.

       "Senior Debt" of any Person shall mean indebtedness of such Person ranking senior in right of payment and in liquidation to any other Indebtedness of such Person.

       "Service Agreements" shall mean, collectively, (i) Service Agreement to be dated as of November 17, 1998 among the JV Companies and ITG, (ii) Service Agreement to be dated as of November 17, 1998 among the JV Companies and SG, and
(iii) Service Agreement dated as of October 6, 1998 between ITGL and ITGE, a true and correct copy of which is attached hereto as EXHIBIT G.

       "Stop Loss", in the case of any Venturer, shall mean Capital Calls in excess of the sum of: (i) the amount contributed by a Venturer pursuant to
Section 3.3 and

(ii) fifty percent (50%) of the maximum amount referred to in clause (i) of
Section 3.4(a).

       "Subordinated Debt" of any Person shall mean Indebtedness of such Person ranking junior in right of payment and in liquidation to any other Indebtedness of such Person.

       "Subsidiary" shall mean, with respect to any Person (the "Parent"), any other Person in which the Parent, one or more direct or indirect Subsidiaries of the Parent, or the Parent and one or more if its direct or indirect Subsidiaries
(i) have the ability, through ownership of securities individually or as a group, ordinarily, in the absence of contingencies, to elect a majority of the directors (or individuals performing similar functions) of such other Person, and (ii) own more than fifty percent (50%) of the Equity Share Capital. The JV Companies will not be deemed Subsidiaries of the Venturers or their Affiliates for purposes of this Agreement.

       "Territory" shall mean the countries of Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom and such other countries and territories thereof as the Venturers shall mutually agree in writing after the date hereof to add as a Territory pursuant to Section 14.4; PROVIDED, HOWEVER, that in no event shall the Americas, Japan, Australia, New Zealand or Canada be a Territory (collectively, the "Excluded Territories").

       "Third Party Approval" shall mean the approval of any Person other than a Governmental Authority or a JV Company.

       "Transfer" shall mean any transfer, directly or indirectly, conditionally, contingently, voluntarily or involuntarily, whether or not for value, by operation of law or otherwise, including any sale, pledge, security interest or encumbrance, assignment, gift, merger, combination or other transaction or the entering into any agreement, arrangement, undertaking or action which results or may result in any of the foregoing.

       "Venture Interest", in the case of any Venturer, shall mean the Equity Interests in the Company held by the Venturer and any Subordinated Indebtedness owed by the Company to the Venturer.

       "Venturer Change of Control", with respect to a Venturer, shall mean the acquisition by any Person or group of Persons acting in concert, directly or indirectly, of equity securities of such Venturer (or such Venturer's Parent) entitling it or them to exercise in the aggregate thirty percent (30%) or more of the voting power of such Venturer (or such Venturer's Parent).

       "Venturer Subordinated Debt" shall mean Subordinated Debt of the Company owing to one of its Venturers that is subordinated to any other Indebtedness of the Company other than other Subordinated Debt of the Company owing to one of its Venturers.

       "Wholly-Owned" shall mean, when used to designate the ownership interest of any Person in an entity, that such Person owns directly or indirectly all of Equity Share Capital and voting power of such entity, other than any DE MINIMIS ownership in such entity as required by Applicable Law.


       1.2     ADDITIONAL DEFINITIONS.

Additional Capital Contributions                                   Section 3.4
Approved Annual Budget                                            Section 3.10
Audit Committee                                                    Section 8.4
Bona Fide Offer                                                Section 12.3(a)
Business                                                           Section 1.3
Capital Call                                                    Section 3.4(a)
Capital Call Notice                                             Section 3.4(b)
Capital Call Period                                             Section 3.4(b)
Class A Voting Ordinary Shares                                     Section 3.1
Class B Non-Voting Ordinary Shares                                 Section 3.1
Company Affiliate                                              Section 10.1(a)
Company Board                                                      Section 7.1
Compensation Committee                                             Section 8.4
Control Call Notice Date                                       Section 12.4(b)
Control Put Notice Date                                        Section 12.4(a)
Cure Period                                                     Section 3.5(a)
Deadlock                                                       Section 11.1(b)
Defaulting Venturer                                             Section 3.5(a)
Default Termination Value                                         Section 15.4
Development Phase                                           Schedule 1.1(a)(i)
Distributable Cash                                                 Section 3.8
Executive Committee                                             Section 8.2(a)
Formative Phase                                            Schedule 1.1(a)(ii)

Founders Committee                                              Section 8.1(a)
Funding Breach                                                  Section 3.5(a)
Funding Default                                                 Section 3.5(b)
Initial Profit Year                                                Section 3.8
ITGE Board                                                      Section 7.1(b)
ITGL Board                                                      Section 7.1(b)
JV Business                                                        Section 2.3
Listed Phase                                              Schedule 1.1(a)(iii)
Management Committee                                            Section 8.3(a)
Mature Phase                                               Schedule 1.1(a)(iv)
Non-Defaulting Venturer                                         Section 3.5(b)
Non-Transferring Party                                            Section 12.6
Offeree                                                        Section 12.3(a)
Offered Interest                                               Section 12.3(a)
Ordinary Shares                                                    Section 3.1
Profit Year                                                        Section 3.8
Proposed Transferee                                            Section 12.3(a)
Resolution                                                     Section 11.1(d)
Resolution Call Notice Date                                    Section 11.1(f)
Resolution Put Notice Date                                     Section 11.1(e)
Seller                                                         Section 12.3(a)
Senior Officers                                                Section 17.1(a)
Specified Court                                                Section 17.1(d)
Termination Conditions                                            Section 15.2
Termination Notice                                                Section 15.2
Third Party Arbitrator                                         Section 11.1(d)
Transferring Party                                                Section 12.6
Transition Plan                                                   Section 16.3
Venturer Resolution                                            Section 11.1(d)
Written Offer                                                  Section 12.3(a)

       1.3 INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT. The definitions in Section 1.1 and 1.2 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All reference herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The table of contents and the headings of the Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Unless the context shall otherwise require any reference to any agreement or other instrument or statute or regulation is to such agreement, instrument or statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any replacement provision). Any reference in this Agreement to a "day" or a number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given, on the next Business Day. In the event of a conflict between any provision of a Constituent Document and any provision of this Agreement, this Agreement shall prevail.


                                      ARTICLE 2
                                FORMATION AND OFFICES

       2.1     FORMATION.

               (a) It is the Venturers' intent to operate the Joint Venture in a holding company structure with the business and operations of the Joint Venture to be conducted through ITGL and ITGE, and, accordingly, the Venturers have heretofore caused the formation of (i) the Company under the name "Investment Technology Group SG Limited" as a company under the laws of Ireland,
(ii) ITGL under the name "Investment Technology Group Limited" as a company under the laws of Ireland and as the Wholly-Owned Subsidiary of the Company and
(iii) ITGE under the name "Investment Technology Group Europe Limited" as a company under the laws of Ireland and as the Wholly-Owned Subsidiary of ITGL. From and after the date hereof, the Venturers shall take such action as may be necessary and appropriate so that the Constituent Documents shall incorporate the terms and conditions of this Agreement to the extent practicable and customary in the jurisdiction of formation of the Company and each of the other JV Companies.

               (b) Except as otherwise provided herein, each of the Venturers shall own fifty percent (50%) of the voting Equity Interests of the Company.

       2.2 PRINCIPAL EXECUTIVE OFFICES AND OTHER OFFICES. It is the intention of the Venturers that the JV Companies maintain offices that are separate from the Venturers' respective offices, at such location or locations as the

Company Board shall determine from time to time. The principal executive offices of ITGL and ITGE will initially be located at Dublin Exchange Facility, IFSC, 2nd Floor, Custom House Docks, Dublin 1, Ireland. The U.K. branch of ITGE will also initially maintain offices at River Plate House, 7-11 Finsbury Circus, London, England. The Company will be initially located at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

       2.3 PURPOSE OF JOINT VENTURE. The sole purpose and the nature of the business (the "JV Business") to be conducted and promoted by the Joint Venture are (a) to develop and exploit EuroPOSIT in the Territory in accordance with the Operative Agreements, (b) to operate brokerage operations in the Territory, and (c) to engage in any and all activities necessary, advisable, convenient or incidental to the foregoing. Unless otherwise approved by the Venturers, the activities of the JV Companies shall be limited to the activities set forth in the Operative Agreements, Business Plan and the Constituent Documents and the JV Companies shall not conduct any other business operations whatsoever.

                                      ARTICLE 3
                            CAPITALIZATION OF THE COMPANY

       3.1 AUTHORIZED CAPITAL; INITIAL SUBSCRIPTIONS. The Venturers shall cause the Constituent Documents of the Company to provide that (A)(i) the authorized Equity Share Capital of the Company shall consist of 50,000,000 Ordinary Shares of which 45,000,000 shares shall be designated Class A Voting Ordinary Shares (the "Class A Voting Ordinary Shares"), having one vote per share and (ii) 5,000,000 shares shall be designated Class B Non-Voting Ordinary Shares (the "Class B Non-Voting Ordinary Shares"; and together with the Class A Voting Ordinary Shares, the "Ordinary Shares"), having no voting rights and (B) no Ordinary Shares will entitle the holder thereof to any preferences upon Distributions by the Company by way of dividends or otherwise. It is the intention of the Venturers that the Class B Non-Voting Ordinary Shares will be reserved for issuance (i) to the Venturers upon the making of Additional Capital Contributions pursuant to Sections 3.4 and 3.5 and (ii) in connection with performance based incentive compensation for management and other personnel of the JV Companies.

       (b) As of the date hereof, ITG and SG have advanced certain sums to ITGL in the form of loans as set forth in Schedule 3.1.

       3.2 CONTRIBUTIONS TO THE COMPANY. Except as otherwise expressly provided in this Agreement, no Venturer shall be required to make any contributions to the capital of the Companies or subscribe for additional shares of the equity securities of the JV Companies.

       3.3 INITIAL CAPITAL CONTRIBUTIONS OF THE VENTURERS. On or prior to the November 30 1998, each Venturer shall have made initial capital contributions to the Company consisting of GBL2,900,000 in exchange for 50,000 Class A Voting Ordinary Shares and GBL2,850,000 Non-Share Capital.

       3.4     ADDITIONAL CAPITAL CONTRIBUTIONS OF THE VENTURERS.
               (a) From and after the date hereof, the Company may require (each such requirement, a "Capital Call") each Venturer to make additional cash capital contributions ("Additional Capital Contributions") to the Company (i) of up to an aggregate of GBL2,100,000, in such increments and at such times as contemplated by the Schedule of Capital Calls, or as may otherwise be approved by the Company Board, and (ii) in such amounts and at such times as may be set forth in Approved Annual Budgets, it being understood that the Venturer's Additional Capital Contributions shall be made in GB Pounds Sterling by wire transfer of immediately available funds and, except as otherwise provided in Section 3.5, each Venturer's Additional Capital Contributions shall be made in equal amounts.

               (b) If the Company determines to make a Capital Call, the Company shall send to each Venturer a notice thereof (a "Capital Call Notice"), which shall set forth, among other things, (i) the amount of the Additional Capital Contribution to be made by each of the Venturers, (ii) the period (the "Capital Call Period") within which such Additional Capital Contribution shall be made, which period shall not end less than ten (10) Business Days after the date on which such Capital Call Notice is given, and (iii) its determination as to whether such Additional Capital Contribution will be in the form of

Equity Share Capital, Non-Share Capital or Subordinated Debt. Upon receipt of Additional Capital Contributions in the form of Equity Share Capital from a Venturer, the Company shall issue to such Venturer shares of Class B Non-Voting Ordinary Shares based on the per share value of the Ordinary Shares as determined by the Company Board at the time of the Capital Call. Upon receipt of Additional Capital Contributions in the form of Subordinated Debt from a Venturer, the Company shall issue to such Venturer a promissory note evidencing such indebtedness having such terms and provisions (including maturity, interest rate and events of default) as determined by the Company Board at the time of the Capital Call. Any Additional Capital Contributions in the form of Non-Share Capital received from a Venturer shall be recorded in the books and records of the Company but the Company shall not issue any certificate or other instrument to such Venturer in respect thereof.

       3.5     FAILURE TO MAKE ADDITIONAL CAPITAL CONTRIBUTIONS.

               (a) Following the expiration of a Capital Call Period, the Company shall promptly notify each Venturer of the failure by any Venturer (a "Defaulting Venturer") to make its respective Additional Capital Contribution pursuant to the Capital Call Notice (such failure to make an Additional Capital Contribution is referred to herein as a "Funding Breach"). The Defaulting Venturer shall have thirty (30) days (the "Cure Period") from the date of notice of the Funding Breach to cure such Funding Breach by delivering to the Company the Additional Capital Contribution required under the Capital Call Notice together with interest thereon calculated at the Applicable Rate from the date of the Funding Breach to and including the date of payment. If the Funding Breach is so cured, the Defaulting Venturer shall be entitled to receive, and the Company shall issue to the Defaulting Venturer, the Class B Non-Voting Shares, promissory note evidencing Subordinated Debt or credit on the Company's books and records for Non-share Capital to which the Defaulting Venturer would have otherwise been entitled to receive under Section 3.4(b) upon the making of the applicable Capital Call.

               (b) If a Defaulting Venturer shall fail to deliver its Additional Capital Contribution together with interest thereon as provided in
Section 3.5(a) within the Cure Period, then a funding default (a "Funding Default") shall have occurred and all rights of the Defaulting Venturer to make an Additional Capital Contribution pursuant to such Capital Call shall cease and, for a period of ninety (90) days after the occurrence of the Funding Default, the non-defaulting Venturer (the "Non-Defaulting Venturer") shall have the option to provide all or any part of the Defaulting Venturer's Additional Capital Contribution to the Company without payment of any interest. Upon receipt of an Additional Capital Contribution pursuant to this Section 3.5(b) by a Non-Defaulting Venturer, the Non-Defaulting Venturer shall be entitled to receive, and the Company shall issue to the Non-Defaulting Venturer, a number of Class B Non-Voting Shares as would reflect the additional Equity Interest to which such Non-Defaulting Venturer would be entitled (with any excess of the amount contributed over the number of Class B Non-Voting Shares so issued to be credited to a share premium account). To the extent that the issuance of such shares results in any adjustment of the Percentage Interests, the governance rights of the Venturers under this Agreement shall not be affected.

       3.6     LOANS.  (a)    Except as provided in Section 3.4 or 3.6(c), no
Venturer shall be obligated to loan funds to any JV Company. Loans by a Venturer to the Company shall not be considered capital contributions. The amount of any such loans shall be a debt of the Company owed to such Venturer in accordance with the terms and conditions upon which such loans are made.

               (b) With the prior written consent of the other Venturer, a Venturer may (but shal not be obligated to) guarantee a loan made to the JV Companies. If a Venturer guarantees a loan made to any JV Company and it is required to make payment pursuant to such guarantee to the maker of the loan, then the amounts so paid to the maker of the loan shall be treated as a loan by such Venturer to the JV Company repayable on demand and not as an Additional Capital Contribution. In the event that only one of the Venturers provides such a guarantee, the other Venturer hereby agrees to indemnify the Venturer who provides such guarantee for fifty percent (50%) of any amounts paid under such guarantee and for fifty percent (50%) of any other costs, liabilities or expenses incurred in respect thereof.

               (c) It is the intention of the Venturers that the JV Companies be financed in a manner that enables the JV Companies to have a Debt to Equity ratio that enables them to fulfill any regulatory capital requirements imposed on the JV Business under the Applicable Laws of any Territory in which the JV Companies are conducting or intend to conduct JV Business. To the extent necessary to maintain such regulatory capital requirements, the Venturers may in their discretion loan such funds as may be necessary to the JV Companies, each Venturer shall participate in such loans on a PRO RATA basis based on its Percentage Interest at the time such loans are made and, as necessary, the Venturers shall enter into intercreditor agreements to ensure that such loans shall be subordinate in right of payment to any Senior Debt of the JV Companies from time to time.

       3.7 PRE-EMPTIVE RIGHTS. The Company shall not issue any equity securities or any warrant, option or other security convertible into or exercisable for such equity securities of the Company (other than any issuance of shares of Class A Voting Ordinary Shares as described in Section 3.1(b) and any shares of Class B Non-Voting Ordinary Shares as contemplated by Sections 3.1(a), 3.4 and 3.5), or enter into any agreement in respect of such issuance, unless the issuance has been approved as required by this Agreement and pursuant to which the Company offers to each of the Venturers the right to participate proportionately according to the Percentage Interest of such Venturer, as of the date of such proposed issuance, on the same terms and conditions, unless otherwise approved by the Executive Committee. Any right granted pursuant to the preceding sentence shall be exercised by written notice to the Company given within thirty (30) days after delivery to each Venturer of written notice of such proposed issuance. If any Venturer fails to respond to the Company within the 30-day notice period, such failure shall be deemed to be the rejection of the right of such Venturer to participate in the purchase of the equity of the Company to be issued. At any time within ninety (90) days following the date the Company has received notice (or deemed rejection) from each Venturer accepting or rejecting its right to participate, the Company may carry out the proposed issuance. The provisions of this Section 3.7 shall not apply to an issuance of Equity Share Capital of the Company or any other Equity Interest in the Company, including without limitation any warrant, option or security convertible into or exercisable for such Equity Share Capital in connection with a Public Offering, an acquisition completed in the ordinary course of the JV Business or an employee benefit plan or incentive compensation plan.

       3.8 DISTRIBUTIONS. Unless the Venturers mutually otherwise agree in writing to permit Distributions at an earlier time or on a different basis, the Venturers shall, and shall cause their representatives on the Company Board, to take all such action so that the Company shall not make any Distributions until such time as profits as accumulated since the formation of the Company are in excess of losses as accumulated since the formation of the Company as reflected in the annual consolidated financial statements prepared for the Company and the Subsidiaries for the Financial Year then ended (the first such Financial Year being hereinafter referred to as an "Initial Profit Year" and each such subsequent Financial Year being hereinafter referred to as a "Profit Year"). Thereupon, the Venturers shall cause their representatives on the Company Board, to take all such action so that "Distributable Cash" held by the Company, unless otherwise determined by the Company Board, shall be distributed as Distributions to the Venturers in accordance with their respective Percentage Interests at least semi-annually in respect of the preceding six-month period; PROVIDED, HOWEVER, that all fees then payable under the Service Agreements shall have been paid, as required thereunder prior to any Distribution to the Venturers pursuant to this Section. Unless otherwise approved by the Company Board, all Distributions to Venturers shall be in cash in GB Pounds Sterling. Distributable Cash shall mean seventy percent (70%) of the amount by which cash and cash equivalents (less the Company=s debt proceeds and contributions to capital, less, amounts specified in the Approved Annual Budget to serve as a source of funds for capital expenditures and, less, required amounts needed pursuant to Applicable Law to ensure that the Company has sufficient regulatory capital) as shown in the Company=s quarterly consolidated statement of cash flows as of the end of the relevant fiscal quarter exceeds the cash and cash equivalents as shown in the Company=s consolidated statement of cash flows as of the end of the preceding fiscal quarter (after taking into account any Distributions as of the end of such preceding fiscal quarter). The Company shall cause its Subsidiaries to make Distributions to the Company to the extent necessary to facilitate the making of Distributions by the Company as contemplated by this Section 3.8, subject to mandatory provisions of Applicable Law. In no event shall the Company or its Subsidiaries make Distributions in excess of amounts permitted under Applicable Law.

       3.9 BUSINESS PLAN. In furtherance of the Joint Venture, the Venturers have established the Business Plan which sets forth the manner in which the JV Business is to be conducted by the JV Companies during the 5-year period beginning on the date hereof and embodies the overall business strategy for the Joint Venture until such time as it may be amended or modified upon the approval of the Company Board. A true and correct copy of the Business Plan on the date hereof is attached hereto as SCHEDULE 3.9.

       3.10 PREPARATION OF APPROVED ANNUAL BUDGET. The Executive Committee shall prepare for presentation by the chief executive officer of the Company to the Company Board on or before October 31 in each year beginning October 31, 1999, an annual budget for the Company and its Subsidiaries setting forth in reasonable detail the proposed and projected operating revenues and expenses for the Company and its Subsidiaries for the year beginning the following January 1. Upon approval of such proposed annual budget by the Company Board (with such changes, if any, as the Company Board may determine), each annual budget shall constitute an "Approved Annual Budget" for purposes hereof.

       3.11    APPROVED ANNUAL BUDGET FOR INITIAL FINANCIAL YEAR.
Notwithstanding anything to the contrary contained in Section 3.10, a true and correct copy of the Approved Annual Budget for the initial Financial Year of the Company and its Subsidiaries is set out in the document attached at
SCHEDULE 3.9.

                                      ARTICLE 4
                               OPERATIVE AGREEMENTS

       4.1 OPERATIVE AGREEMENTS. On or prior to the date hereof, each of the Venturers has and has caused its Affiliates insofar as within its power, to enter into each of the following Operative Agreements, to which such Venturer or its Affiliates, as the case may be, are parties:

                              (i)    POSIT License Agreement;

                             (ii)    Service Agreements;

                            (iii)    Clearing Agreement;

                             (iv)    ITGI License Agreement; and

                              (v)    Employment Agreements.


                                      ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF VENTURERS

       5.1 REPRESENTATIONS AND WARRANTIES OF ITGI. ITGI represents and warrants to SG as follows:

               (a) ORGANIZATION AND STANDING. ITGI is a limited liability company validly incorporated and subsisting under the law of the jurisdiction of its incorporation and has all requisite corporate power and corporate authority necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

               (b) DUE AUTHORIZATION. ITGI has all requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement and to consummate the transactions to be consummated by it hereunder. ITGI has all requisite corporate power and corporate authority to enter into and perform its obligations under the other Operative Agreements to which it is a party and to consummate the transactions to be consummated thereby by it. The execution, delivery and performance by ITGI of the Operative Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of ITGI. This Agreement has been, and the other Operative Agreements to which ITGI is a party have been, duly executed and delivered by it. This Agreement constitutes, and the other Operative Agreements to which ITGI is a party constitute, legal, valid and binding obligations of ITGI, enforceable against it in accordance with their respective terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law.

               (c) NO CONFLICTS. The execution, delivery and performance by ITGI of this Agreement does not, and the execution, delivery and performance by ITGI of the other Operative Agreements to which it is a party and the compliance with the terms of the Operative Agreements to which it is a party will not conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation (in each case by any third party) or to the loss of any benefit under, or result in or require the creation, imposition or extension of any Security Interest upon any of its properties or assets under (i) any provision of its Certificate of Incorporation or by-laws or similar constituent documents, or (ii) any Judgment, Injunction, Applicable Law or Contract to which it is a party or by which it or any of its properties is bound. To the knowledge of ITGI, no Third Party Approval and no Governmental Approval is required to be obtained or made by ITGI in connection with the execution, delivery and performance of this Agreement, the other Operative Agreements to which it is a party, and the transactions contemplated hereby and thereby.

               (d) BROKERS OR FINDERS. No Person is or will be entitled to any broker's or finder's fee, or any other commission or similar fee in connection with any of the transactions contemplated hereby as a result of any action taken by or on behalf of ITGI.

               (e) LITIGATION. There is no Proceeding pending or, to the knowledge of ITGI, threatened against ITGI reasonably likely to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated hereby.

       5.2 REPRESENTATIONS AND WARRANTIES OF SG. SG represents and warrants to ITGI as follows:

               (a) ORGANIZATION AND STANDING. SG is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction of its incorporation and has all requisite corporate power and corporate authority necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

               (b) DUE AUTHORIZATION. SG has all requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement and to consummate the transactions to be consummated by it hereunder. SG has all requisite corporate power and corporate authority to enter into and perform its obligations under the other Operative Agreements to which it is a party and to consummate the transactions to be consummated thereby by it. The execution, delivery and performance by SG of the Operative Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of SG. This Agreement has been, and the other Operative Agreements to which SG is a party have been, duly executed and delivered by it. This Agreement constitutes, and the other Operative Agreements to which SG is a party constitute, legal, valid and binding obligations of SG, enforceable against it in accordance with their respective terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law.

               (c) NO CONFLICTS. The execution, delivery and performance by SG of this Agreement does not, and the execution, delivery and performance by SG of the other Operative Agreements to which it is a party and the compliance with the terms of the Operative Agreements to which it is a party will not conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation (in each case by any third party) or to the loss of any benefit under, or result in or require the creation, imposition or extension of any Security Interest upon any of its properties or assets under (i) any provision of its Certificate of Incorporation or by-laws or similar constituent documents, or (ii) any Judgment, Injunction, Applicable Law or Contract to which it is a party or by which it or any of its properties is bound. To the knowledge of SG, no Third Party Approval and no Governmental Approval is required to be obtained or made by ITGI in connection with the execution, delivery and performance of this Agreement, the other Operative Agreements to which it is a party, and the transactions contemplated hereby and thereby.

               (d) BROKERS OR FINDERS. No Person is or will be entitled to any broker's or finder's fee, or any other commission or similar fee in connection with any of the transactions contemplated hereby as a result of any action taken by or on behalf of SG.

               (e) LITIGATION. There is no Proceeding pending or, to the knowledge of SG, threatened against SG reasonably likely to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated hereby.

               (f) NON-COMPETE. As of the date of this Agreement, neither SG nor any of its Affiliates conducts any business activity which is the same as or substantially similar to the JV Business as described in clause (a) of Section 2.3.

                                      ARTICLE 6
                                  CERTAIN COVENANTS

       6.1 FURTHER ASSURANCES. From and after the date hereof, each of the Parties shall use its reasonable efforts to do or cause to be done, and to cause its Affiliates to do or cause to be done, such further acts and things and deliver or cause to be delivered to each other Party or its designees such additional agreements and instruments as such Party or its designees may reasonably require or deem advisable to carry into effect the purpose of the Operative Agreements or to better assure and confirm unto such Party or its designees its rights, powers and remedies hereunder and thereunder.

       6.2     COMMITMENT OF VENTURERS TO THE JOINT VENTURE.

               Each of ITGI and SG agrees that it will (i) ensure that its relevant personnel are equally and fully committed to the success of the Joint Venture, (ii) devote sufficient resources so that it can comply fully with obligations under the Operative Agreements to which it is a party, and
(iii) fulfill its obligations under this Agreement and any other Operative Agreements to which it is a party.

       6.3 EFFECT OF APPLICABLE LAW. If any provision contained in any Operative Agreement relating to a JV Company is inconsistent with or prohibited by the Applicable Laws of the jurisdiction in which such JV Company is formed, the Parties agree to take all reasonable steps necessary to modify such provision in a manner which is as similar as possible in terms and effect as the original provision and which preserves substantially the intended purpose of the original provision, but which is not inconsistent with or prohibited by, the Applicable Laws of the jurisdiction in which such JV Company is formed.

       6.4 NOTICE OF VENTURER CHANGE OF CONTROL. If a Venturer Change of Control occurs or is likely to occur with respect to a Venturer, subject to Applicable Law, such Venturer shall promptly give prior written notice to the other Venturer of such Venturer Change of Control.

       6.5 ELECTION TO TREAT COMPANIES AS PARTNERSHIPS. The Venturers agree to join in, and agree to cause any Subsidiaries to join in, an election to treat each of the Company, ITGL and ITGE as a partnership for U.S. tax purposes under Section 7701 of the Code and Section 301.7701-3 of the Treasury Regulations.

                                      ARTICLE 7
                                     MANAGEMENT

       7.1     COMPOSITION OF THE BOARDS.  (a)      The board of directors of
the Company (the "Company Board") shall consist of: (i) six (6) voting representatives, and (ii) additional non-voting representatives consisting of any members of the Executive Committee that are not otherwise serving as a voting representative on the Company Board. ITGI shall be entitled to designate three (3) such voting representatives to the Company Board, one of which will be the chief executive officer or chairman of ITGI, Inc. SG shall be entitled to designate three (3) such voting representatives, one of which will be the chief executive officer or chairman of SG Securities (London) Ltd. In each election of representatives, each Venturer shall vote its Equity Share Capital in the Company to effect the election of the nominees so designated (including the election of the non-voting representatives who consist of the members of the Executive Committee). Each of the Venturers agree to cause its designated representatives on the Company Board to act in accordance with the Business Plan.

               (b) The board of directors of ITGL (the "ITGL Board") and ITGE (the "ITGE Board") shall each consist of: (i) six (6) voting representatives, and (ii) two (2) additional non-voting representatives who must reside in Ireland. ITGI shall be entitled to designate three (3) such voting representatives and one (1) such non-voting representative to each of the ITGL and ITGE Board, one of which will be the chief executive officer or chairman of ITG, Inc. SG shall be entitled to designate three (3) such voting representatives and one (1) such non-voting representative, one of which will be the chief executive officer or chairman of SG Securities (London) Ltd. In each election of representatives, each Venturer shall vote its Equity Interests in the Company to effect the election of the nominees so designated.

               (c) Each of the Venturers shall appoint one of its voting representatives (or in his absence, an alternate) on each of the JV Boards to serve as a co-chairman, each of whom shall chair meetings of the respective JV Board on an alternating basis.

               (d) Subject to Applicable Law, the JV Boards shall operate in accordance with the general governance provisions contained in Article 9.

       7.2 RESPONSIBILITIES OF THE COMPANY BOARD. The Company Board shall be responsible for the management of the business and affairs of the Company. Without limiting the generality of the foregoing, the Company shall and shall procure that each JV Company shall not take any action with respect to the following matters without the affirmative vote of the Company Board:

                  (i) action by the Company or any of its Subsidiaries which
(A) is outside the ordinary course of business operations of the Company or any such Subsidiary and (B) has not been reflected in an Approved Annual Budget;

                 (ii) incurrence of any Indebtedness or the making of any capital expenditure by the Company or any of its Subsidiaries in excess of GBL100,000 in any case, or in the aggregate in any Financial Year, except as contemplated by the Approved Annual Budget and except, in the case of Indebtedness, for endorsements for collection or deposits in the ordinary course of business;

                (iii) mortgage, pledge or the granting of any other Security Interest with respect to the assets of the Company and its Subsidiaries, except purchase money mortgages in the ordinary course of business and other Permitted Liens;

                 (iv) making of any loans or the agreement to make any loans by the Company or any of its Subsidiaries or the guarantee by any of them of any Indebtedness of any other Person in excess of GBL100,000, in any case, or in the aggregate in any Financial Year;

                  (v) entering into any transaction, directly or indirectly (including, without limitation, any purchase, sale, lease, investment, loan, service or management agreement or other transaction) with either Venturer or any of their respective Affiliates involving the receipt or expenditure by the Company and any of its Subsidiaries of more than GBL100,000, in any case, or in the aggregate in any Financial Year, except as expressly contemplated by this Agreement or any of the other Operative Agreements or as specified in the Approved Annual Budget for such Financial Year or the Business Plan;

                 (vi) declaration, setting aside, or payment of Distributions by the Company or any of its Subsidiaries or any redemptions, purchase or other acquisition of the equity securities of the Company or any of its Subsidiaries;

                (vii) any amendment of the Constituent Documents;

               (viii) any issuance, transfer, pledge or sale of equity securities by the Company, including, without limitation, capital stock, options, warrants or similar instruments, except as specifically provided in this Agreement;

                 (ix) entering into or conducting any business other than the JV Business;

                  (x) any appointment or change in the Company's independent auditors;

                 (xi) approval of any material amendment or modification of the Business Plan;

                (xii) approval of any annual budget or any material amendment or modification of any Approved Annual Budget;

               (xiii) except as expressly provided herein with respect to the Founders Committee, the Executive Committee, the Audit Committee and the Compensation Committee, establishment of any committee of the Company Board and the delegation of powers thereto, it being expressly understood that any such committee shall at all time have an equal number of voting representatives designated by each of the Venturers;

                (xiv) appointment of the board of directors of any Subsidiary;

                 (xv) (A) any acquisition by the Company or any of its Subsidiaries (in one or a series of related transactions) of, or any investment by the Company or any of its Subsidiaries (in one or a series of related transactions) in, assets or properties of any Person other than a Wholly-Owned Subsidiary (whether by acquiring shares or other equity securities, partnership interests or evidences of Indebtedness of any Person, by contributing to the capital of any Person, by making a loan, advance or other extension of credit to any other Person) in any case if the purchase price or amount to be invested in more than GBL100,000, or (B) the investment of cash included in the working capital of the Company in other than Authorized Investments;

                (xvi) any sale, assignment or transfer of any assets or properties of the Company in any Financial Year in excess of GBL100,000 in the case of any particular asset or property or in the aggregate in the case of a group of similar assets or properties except for such sales, assignments or transfers in the ordinary course of business; and

               (xvii) approval of any quarterly, semi-annual or annual financial statements of the Company and its Subsidiaries.

       7.3 CERTAIN RESTRICTIONS. Anything herein to the contrary notwithstanding, in no event shall the Company Board approve any of the following matters without the prior written consent of each Venturer:

                  (i) any amendment of the Constituent Documents of the Company;

                 (ii) any sale or other transfer (in one or a series of related transactions) of substantially all of the assets and properties of the Joint Venture;

                (iii) whether, directly or indirectly, by operation of law or otherwise, any merger with, consolidation with, acquisition of all or substantially all of the assets or capital stock of, or other combination with, any Person; or

                 (iv) the winding-up or dissolution of any JV Company except as otherwise provided in Section 15.6.

       7.4 LANGUAGE. The proceedings of meetings of the board of directors of each of the JV Companies shall be conducted in the English language. The formal minutes of meetings of the board of directors of each of the JV Companies shall be maintained in the English language. The Company shall ensure that all senior management of the JV Companies will have a good working knowledge of English.

       7.5 OFFICERS. The principal officers of the Company shall consist of a Director and a Secretary. The principal officers of the ITGL shall consist of a chief executive officer, deputy chairman and chief operating officer. The Company Board shall also have the power to appoint such other officers as it deems appropriate and delegate such powers to such officers as shall not be inconsistent with this Agreement, the Business Plan, Applicable Law and the Constituent Documents of the Company and ITGL, which may include a finance director, head of sales trading, head of settlements and head of technology. As of the date hereof, the initial slates of officers of the Company and ITGL shall be as set forth on SCHEDULE 7.5 attached hereto.

       7.6 COMPENSATION. It is the intent of the Venturers that compensation and other forms of remuneration for employees and officers of the JV Companies, including incentive bonus plans, share participation schemes, pension plans and employee benefits plans, medical insurance, vacation and other benefit plans shall be consistent with the guidelines outlined in the Business Plan and, to the extent practicable, shall participate in the benefit plans offered by SG Securities (London), Ltd. with the costs of such participation being borne by the Company.

       7.7 MANAGEMENT OF SUBSIDIARIES. The general provisions of Sections 7.1, 7.3, 7.4, 7.5 and 7.6 shall, to the extent practicable, govern the management of each Subsidiary of the Company including ITGL and ITGE.

                                      ARTICLE 8
                                     COMMITTEES

       8.1     COMPOSITION AND RESPONSIBILITIES OF THE FOUNDERS COMMITTEE.

               (a) The Venturers hereby constitute, effective on the date hereof, a founders committee (the "Founders Committee") consisting of two voting representatives designated by each Venturer. The voting representatives designated by ITGI shall at all times be senior ranking officers of ITG, Inc. or its Affiliates and the voting representatives designated by SG shall at all times be senior ranking officers of SG Securities (London) Ltd. or its Affiliates. As of the date hereof, the voting representatives of the Founders Committee designated by ITGI are Raymond L. Killian Jr. and Howard C. Naphtali and the voting representatives designated by SG are Hugh Hughes and Yves Tuloup.

               (b) The Founders Committee will be responsible for (i) resolving Deadlocks and (ii) any other matter assigned to the Founders Committee pursuant to the terms of this Agreement or any other Operative Agreement.

               (c) Consistent with Section 8.1(b), the Parties agree and shall give instructions to their respective representatives on the Founders Committee, that the purpose of the Founders Committee is not to engage in the management of the JV Companies, which management shall be effected in accordance with the Business Plan by the respective JV Boards, the Committees and the management of each of the JV Companies without referring, unless required pursuant to this Agreement or the other Operative Agreements, such matters to the Founders Committee.

               (d) The Founders Committee shall not operate in accordance with the general governance provisions contained in Article 9 and, following formation, the Founders Committee shall develop its own procedural guidelines for governance, including, without limitation, guidelines for the appointment of a chairman or co-chairmen thereof. The Founders Committee shall not meet in Ireland.

       8.2     COMPOSITION AND RESPONSIBILITIES OF THE EXECUTIVE COMMITTEE.

               (a) ITGL shall constitute, effective on the date hereof or as soon thereafter as reasonably practicable, an executive committee of ITGL (the "Executive Committee") consisting of the chief executive officer, deputy chairman and chief operating officer of ITGL.

               (b) The Parties agree that the purpose of the Executive Committee is to establish and resolve matters of policy and not to engage in the management of ITGL.

               (c) The Executive Committee shall not operate in accordance with the general governance provisions contained in Article 9 and, following formation, the Executive Committee shall develop its own procedural guidelines for governance, including, without limitation, guidelines for appointment of a chairman or co-chairmen thereof.

       8.3     COMPOSITION AND RESPONSIBILITIES OF THE MANAGEMENT COMMITTEE.

               (a) From and after the date hereof, ITGE shall constitute a management committee of ITGE (the "Management Committee") consisting of all of the respective senior and mid-level managers and department heads of ITGE including, without limitation, the chief executive officer, chief operating officer, head of technology, head of operations, deputy chairman, head of sales trading and finance director of ITGE, and such other non-managerial members as the Management Committee may appoint from time to time to serve thereon.

               (b) The Management Committee shall have the authority and responsibility to run the day-to-day operations of ITGE subject at all times to the direction and control of ITGE. It is the intention of the Venturers that, in the event that ITGE in the future has more than one Subsidiary, there may be established more than one Management Committee or sub-committee so that authority and responsibility to run the day-to-day operations of each Subsidiary, or of groups of several Subsidiaries, may be appropriately delegated.

               (c) The Management Committee shall not be operated in accordance with the general governance provisions contained in Article 9 and the Management Committee (and any such sub-committee thereof) will, when constituted, establish governance procedures; PROVIDED, HOWEVER, that such governance procedures shall follow the following guidelines:

                  (i) the members shall establish a regular weekly meeting schedule except that any non-managerial level member thereof will only be required to attend meetings on a monthly basis; and

                 (ii) the chief executive officer or, if such officer is not present at a meeting, the next most senior officer of the JV Companies in attendance shall act as chairman and preside over any such meetings.

       8.4 COMPOSITION AND RESPONSIBILITIES OF THE COMPENSATION AND AUDIT COMMITTEE. The ITGL Board shall establish a Compensation Committee (the "Compensation Committee") and an Audit Committee (the "Audit Committee") each composed of two members who also serve on the ITGL Board, one of whom will be selected by the voting representatives serving on the Company Board that were designated by ITGI and the other of whom will be selected by the voting representatives serving on the Company Board that were designated by SG; PROVIDED, HOWEVER, that the members of the Audit Committee must not be Affiliates of either Venturer.

               The Compensation and Audit Committees shall have such authority as may be delegated to them from time to time by the ITGL Board with respect to compensation and financial matters, respectively.

                                      ARTICLE 9
                               GOVERNANCE PROVISIONS

       9.1     MEETINGS; QUORUM; NOTICE.

               (a) The chairman (including any then acting alternating co-chairman) of each of the JV Boards shall prepare or direct the preparation of the agenda for, and preside over, meetings of the JV Board on which he serves as chairman. The chairman shall deliver such agenda to each representative on the JV Board on which he serves as chairman at least two Business Days prior to giving of notice of a regular or special meeting and any representative on such JV Board may add items to such agenda.

               (b) The Venturers anticipate that a regular meeting of each of the JV Boards shall be held at least once every six months. The Company Board shall not meet in Ireland and any meetings of the ITGL or ITGE Board shall take place in Ireland. Special meetings of any JV Board may be called by any voting representative on such JV Board and shall be held at such place as may be determined by such JV Board; PROVIDED, HOWEVER, special meetings of the Company Board shall not take place in Ireland and any special meetings of the ITGL or ITGE Board shall take place in Ireland. Written notice of the time and place of each regular and special meeting of any JV Board shall be given by or at the direction of the chairman or co-chairman, as the case may be, of such JV Board to each representative on such JV Board, in the case of a regular meeting, at least ten Business Days, and in the case of a special meeting, at least two Business Days, before such meeting. Whenever notice is required to be given to any representative on any JV Board, such notice shall specify the agenda for such meeting and, to the extent appropriate, shall be accompanied by supporting documentation. The required notice to any representative may be waived by such representative in writing. Attendance by a representative at a meeting shall constitute a waiver of any required notice of such meeting by such representative, except when such representative attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not properly called or convened.

               (c) Except as expressly provided in this Agreement, the presence of at least one voting representative designated by each of ITGI and SG to serve on such JV Board shall be required to constitute a quorum for the transaction of any business by any JV Board. Each Party shall use its reasonable efforts to ensure the existence of a quorum at any duly convened meeting of any JV Board. Except as expressly provided in this Agreement, no action shall be taken by any JV Board with respect to any matter without the affirmative vote of all of the voting representatives on such JV Board present at a duly constituted meeting and no action shall be taken by the JV Boards with respect to any matter without the affirmative vote of a majority of the voting representatives of such Board present at a duly constituted meeting. If fewer than all of the voting representatives designated to such JV Board by a given Venturer are present at a meeting, to the extent permitted by Applicable Law, each representative or representatives of a Venturer present at such meeting shall be entitled to vote the entire voting power held by all voting representatives designated by such Venturer. If more than one voting representative appointed by a given Venturer is present at a meeting, to the extent permitted by Applicable Law, such representatives shall vote such Venturer's entire voting power in the same manner.

               (d) While the Venturers intend that their representatives on each of the JV Boards shall attend meetings of such JV Boards in person, the Venturers acknowledge that representatives may from time to time be prevented from doing so due to various circumstances. Representatives on each JV Board may, therefore to the extent permitted by Applicable Law, participate in a meeting of such Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9.1(d) shall constitute presence in person at such meeting, except where a representative participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not properly called or convened.

               (e) To the extent permitted by Applicable Law, any action required or permitted to be taken at a meeting of any JV Board may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the voting representatives on such JV Board and filed with the minutes of the proceedings of such Board. Such consent shall have the same force and effect as a unanimous affirmative vote of the representatives on such JV Board.

       9.2 REMOVAL; RESIGNATION; VACANCIES. A Venturer's designated representatives on each JV Board shall hold office at the pleasure of such Venturer which designated them. Any such Venturer may at any time, by written notice to the other Venturer and the applicable JV Board, remove (with or without cause) its representative on such JV Board and designate a new representative. Subject to Applicable Law, no representative may be removed except by the Venturer designating the same. Any representative on any JV Board may resign at any time by giving written notice to the Venturer which appointed such representative and to such JV Board. Such resignation shall take effect on the date shown on or specified in such notice or, if such notice is not dated and the date of resignation is not specified in such notice, on the date of the receipt of such notice by the applicable JV Board. No acceptance of such resignation shall be necessary to make it effective. Any vacancy on any JV Board shall be filled only by the Venturer whose representative has caused the vacancy, by giving written notice to such Body and to each other Venturer, and each of the Venturers agree, as necessary, to vote, or to cause its designated representatives on such JV Board to vote, for any Person so nominated by the Venturer or other Person whose representative has caused such vacancy.

       9.3     NO REMUNERATION.   Unless the Venturers otherwise agree, no
person shall be entitled to any fee, remuneration or compensation in connection with his service as a representative on or as a member of any JV Board. Notwithstanding the foregoing, the two non-executive, non-voting directors of ITGL and ITGE who are residents of Ireland shall be paid an attendance fee of Punt ,1,000 per meeting.


                                      ARTICLE 10
                                   INDEMNIFICATION

       10.1     INDEMNIFICATION.

               (a) To the fullest extent permitted under Applicable Law, the JV Companies shall indemnify and hold harmless, or cause its Subsidiaries to indemnify and hold harmless, each of their respective Affiliates and all officers, directors and shareholders (including the Venturers) of such Affiliates, and each director and officer of any JV Company and any Person serving in any similar capacity for another Person (including any JV Board) affiliated with the JV Companies at the request of the Company or any of its Subsidiaries (solely for purposes of this Section 10.1, each of the foregoing Persons being referred to as, a "Company Affiliate"), from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which a Company Affiliate may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the Joint Venture, regardless of whether a Company Affiliate continues to be a Company Affiliate, at the time any such liability or expense is paid or incurred, if (i) the Company Affiliate acted in good faith and in a manner it or he reasonably believed to be in, or not opposed to, the interests of the JV Companies and, with respect to any criminal proceeding, had no reason to believe its or his conduct was unlawful, and (ii) the Company Affiliate's conduct did not constitute actual fraud, gross negligence or willful or wanton misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE, or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Company Affiliate acted in a manner contrary to that specified in (i) or (ii) above.

               (b) Expenses (including reasonable legal fees and expenses) incurred in defending any proceeding subject to subsection (a) of this Section
10.1 shall be paid by the JV Companies in advance of the final disposition of such proceeding upon receipt of a written affirmation by the Company Affiliate of his or its good faith belief that he or it has met the standard of conduct necessary for indemnification under this Section 10.1 and a written undertaking (which need not be secured) by or on behalf of the Company Affiliate to repay such amount if it shall ultimately be determined, by a court of competent jurisdiction or otherwise, that the Company Affiliate is not entitled to be indemnified by the Company as authorized hereunder.

               (c) The indemnification provided by this Section 10.1 shall be in addition to any other rights to which each Company Affiliate may be entitled under any agreement or vote of a JV Board by the vote of representatives that are disinterested and unaffiliated with such Company Affiliate, as a matter of law or otherwise, both as to action in the Company Affiliate's capacity as a Company Affiliate or as a Person serving at the request of a JV Company and shall continue as to a Company Affiliate who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of such Company Affiliate.

               (d) The JV Companies shall purchase and maintain directors and officers insurance or, similar coverage, for its directors and its officers in such amounts and with such deductibles or self-insured retentions as are customary for Persons engaged in businesses similar in size and type to those engaged in by the Joint Venture.

               (e) Any indemnification hereunder shall be satisfied only out of the assets of the JV Companies and the Venturers shall not be subject to personal liability by reason of these indemnification provisions.

               (f) A Company Affiliate shall not be denied indemnification in whole or in part under this Section 10.1 because the Company Affiliate had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement and all material facts relating to such Company Affiliate's interest were adequately disclosed to the appropriate JV Board at the time the transaction was consummated.

               (g) The provisions of this Section 10.1 are for the benefit of the Company Affiliates and the heirs, successors, assigns, administrators and personal representatives of the Company Affiliates and shall not be deemed to create any rights for the benefit of any other Persons.

               (h)    Any repeal or amendment of any provisions of this Section
10.1 shall be prospective only and shall not adversely affect any Company Affiliate's right existing at the time of such repeal or amendment.


                                      ARTICLE 11
                                      DEADLOCKS

       11.1    DEADLOCKS.

               (a) The parties agree that all Deadlocks on the Company Board, the ITGL Board or the ITGE Board shall be resolved in accordance with this Article 11.

               (b) A deadlock (a "Deadlock") shall be deemed to have occurred upon the failure of the Company Board, the ITGL Board or the ITGE Board, as the case may be, to reach a decision with respect to any of the following matters after a vote has been taken by the requisite voting representatives on the Company Board, the ITGL Board or the ITGE Board, as the case may be,:

                  (i) approval of any annual budget;

                 (ii) approval of a Capital Call in excess of the Stop Loss;

                (iii) approval of financings (debt or equity);

                 (iv) approval of any acquisition or disposition in excess of
                      GB,1,000,000;

                  (v) approval of any material change in the purpose and
                      strategic direction of the JV Business from that set forth in the Business Plan; or

                 (vi) decisions relating to the hiring, firing or compensation of the chief executive officer of the Company.

               (c) If a Deadlock occurs on the Company Board, the ITGL Board or the ITGE Board, as the case may be, any voting representative on the Company Board, the ITGL Board or the ITGE Board, as the case may be, within twenty (20) days of the vote which give rise to such Deadlock, by written notice to the other voting representatives on such board, and to the Founders Committee, refer the Deadlock for resolution pursuant to Section 11.1(d). If no such voting representative refers such Deadlock to the Founders Committee for resolution within such 20-day period, no further action shall be taken by the Company Board, the ITGL Board or the ITGE Board, as the case may be, with respect to the proposal which gave rise to such Deadlock, but such proposal may be presented at a subsequent meeting of such board and any resulting Deadlock shall again be resolved in accordance with this Section 11.1(c).

               (d) If a Deadlock is referred to the Founders Committee for resolution, the Founders Committee shall have thirty (30) days to consider and attempt to resolve such Deadlock. If the Deadlock cannot be resolved by the Founders Committee within such 30-day period, the Founders Committee shall designate either (i) any voting representative serving on the Company Board, the ITGL Board or the ITGE Board, as the case may be, that is not an Affiliate of either Venturer or (ii) another person that is not an Affiliate of either Venturer and is qualified to act as an arbitrator with respect to the particular proposal that is the subject of the Deadlock (such representative or other person being herein referred to as, the "Third Party Arbitrator"). Such Third Party Arbitrator shall arbitrate the subject of the Deadlock in accordance with the rules of the International Chamber of Commerce (the "ICC") in effect on the date hereof and shall have thirty (30) days from his designation to recommend a course of action with respect to such Deadlock by sending written notices setting forth such course of action to the Company Board, the ITGL Board or the ITGE Board, as the case may be, and the Venturers (the "Resolution"). Unless during the 10-Business Day period following receipt of such notice the Venturers mutually agree upon a different course of action than the Resolution (in which event such different course of action shall for purposes of this Agreement be referred to as the "Venturer Resolution"), the Resolution or the Venturer Resolution, as the case may be, shall be final and binding on the Parties and the Venturers shall cause their voting representatives on the Company Board, the ITGL Board or the ITGE Board, as the case may be, to take action accordingly.

               (e) If there has been no Venturer Resolution and ITGI has not delivered a notice to SG pursuant to Section 11.1(f), following receipt of the notice of Resolution pursuant to Section 11.1(d), SG shall have the right at any time within a period of thirty (30) days from receipt thereof, by written notice to ITGI, to require ITGI to purchase all, but not less than all, of its Venture Interest for a cash price equal to one hundred-fifty percent (150%) of the applicable Reference Value. Such right shall be exercised by delivery of a written notice by SG to ITGI within such 30-day period. The date of such notice is referred to herein as the "Resolution Put Notice Date". Promptly following the Resolution Put Notice Date, the Venturers shall commence determining the Reference Value as set forth on SCHEDULE 1.1.

               (f) If there has been no Venturer Resolution and SG has not delivered a notice to ITGI pursuant to Section 11.1(e), following receipt of the notice of Resolution pursuant to Section 11.1(d), ITGI shall have the right at any time within a period of thirty (30) days commencing from the receipt thereof, by written notice to SG, to require SG to sell all, but not less than all, of its Venture Interest for a cash price equal to one hundred-fifty percent (150%) of the applicable Reference Value. Such right shall be exercised by delivery of a written notice by ITGI to SG within such 30-day period. The date of such notice is referred to herein as the "Resolution Call Notice Date." Promptly following the Resolution Call Notice Date, the Venturers shall commence determining the Reference Value as set forth on SCHEDULE 1.1.

               (g) The closing of a purchase and sale pursuant to Section 11.1(e) or 11.1(f) shall occur in accordance with Sections 12.5 and 12.6.

                                      ARTICLE 12
                            TRANSFERS OF VENTURE INTERESTS

       12.1 GENERAL RESTRICTIONS. No Venturer may Transfer all or any part of such Venturer's Venture Interest, except as provided in this Agreement. Any purported Transfer of a Venturer's Venture Interest or a portion thereof in violation of the terms of this Agreement shall be null and void and of no effect. Any permitted transferee desiring to make a further Transfer shall become subject to all the provisions of this Article 12 to the same extent and in the same manner as any Venturer desiring to make any Transfer.

       12.2 PERMITTED TRANSFEREES. Notwithstanding the provisions of Sections 12.3 and 12.4, each Venturer shall have the right to Transfer, by a written instrument, all or any part of its Venture Interest to a Permitted Affiliate;

PROVIDED, HOWEVER, that such transfer is not materially financially detrimental to the JV Companies and that such Permitted Affiliate shall execute an instrument in form and substance reasonably satisfactory to the Company Board accepting and adopting the terms and provisions of this Agreement and the other Operative Agreements to which the transferor is a party and shall pay all reasonable expenses of the Company in connection with such Transfer, it being understood that upon such Transfer the transferor shall remain obligated under the Operative Agreements unless the Company Board otherwise agrees.

       12.3    RIGHT OF FIRST REFUSAL.

               (a) If any Venturer (the "Seller") desires to Transfer all, and not less than all, of its Venture Interest (the "Offered Interest") pursuant to a bona fide offer (the "Bona Fide Offer") from a third party (the "Proposed Transferee"), other than a transferee permitted by Section 12.2, it shall submit a written offer (the "Written Offer") to Transfer such Venture Interest (collectively, the "Offered Interest") to the other Venturer (the "Offeree") on terms and conditions, including price, not less favorable to the Offeree than those on which the Seller proposes to Transfer such Offered Interest to the Proposed Transferee. The Written Offer shall disclose the identity of the Proposed Transferee, the Person or Persons, if any, that Control such Proposed Transferee, the Offered Interest proposed to be Transferred, the total number of Ordinary Shares and principal amount of any Subordinated Debt owned by the Seller, the terms and conditions, including price, of the proposed Transfer, and any other material facts relating to the proposed Transfer. The Written Offer shall further state that the Offeree may acquire, in accordance with the provisions of this Agreement, all of the Offered Interest for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein.

               (b) The Offeree shall be permitted to confirm that the Bona Fide Offer is firm and subject only to conditions that could reasonably be expected to be satisfied, by (i) review of the documents involved in such Bona Fide Offer and (ii) requiring that the Proposed Transferee submit evidence reasonably satisfactory to the Offeree of any financing for such purchase.

               (c)    (i)     If the Offeree elects to purchase the

Offered Interest at the price offered by the Proposed Transferee, the Offeree shall communicate in writing its election to purchase to the Seller, which communication shall be delivered to the Seller within 30 days of the date the Written Offer was made. Such communication shall, when taken in conjunction with the Written Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Offered Interest.

                      (ii) The closing of the sale and purchase of the Offered Interest to the Offeree shall occur in accordance with Sections 12.5 and 12.6.

                      (iii) If the Offeree does not elect to so purchase the Offered Interest, the Seller may sell the entire Offered Interest to the Proposed Transferee within 90 days following the expiration of the thirty
(30) day period referred to in Section 12.3(c), upon terms that are no more favorable to the Proposed Transferee than those set forth in the Written Offer. For purposes of the preceding sentence, a purchase price that is less than ninety-five percent (95%) of the purchase price set forth in the Written Offer will be deemed more favorable to the Proposed Transferee. If the Proposed Transferee does not carry out its purchase within said 90-day period, or else withdraws its offer or introduces any changes thereto, the Offered Interests may not be sold, assigned or transferred unless previously offered to the Venturers once again pursuant to this Section 12.3.

       12.4    VENTURER CHANGE OF CONTROL

               (a) SG shall have the right at any time within sixty (60) days after the later of (i) the occurrence of a Venturer Change of Control or
(ii) the giving of notice of such Venturer Change of Control pursuant to
Section 6.4, by written notice to ITGI (the date of such notice is referred to herein as the "Control Put Notice Date"), to require ITGI to purchase all, but not less than all, of its Venture Interest for a cash price equal to the Reference Value. Promptly following the Control Put Notice Date, the Venturers shall commence determining the Reference Value as set forth on
SCHEDULE 1.1.

               (b) ITGI shall have the right at any time within sixty (60) days after the later of (i) the occurrence of a Venturer Change of Control or
(ii) the giving of notice
of a Venturer Change of Control pursuant to Section 6.4, by written notice to SG (the date of such notice is referred to herein as the "Control Call Notice Date"), to require SG to sell all, but not less than all, of its Venture Interest for a cash price equal to the applicable Reference Value. Promptly following the Control Call Notice Date, the Venturers shall commence determining the Reference Value as set forth on SCHEDULE 1.1.

               (c) The closing of a purchase and sale pursuant to Section 12.4(a) or 12.4(b) shall occur in accordance with Sections 12.5 and 12.6.

       12.5 GOVERNMENTAL APPROVALS. Each of the Parties shall use all reasonable commercial efforts to obtain all Governmental Approvals required to effect any purchase and sale of Venture Interests pursuant to Sections 11.1(e), 11.1(f), 12.3(c)(ii), 12.4(a) or 12.4(b). If the required
Governmental Approvals have not been received at the time any such closing is scheduled to occur, the contemplated transfer shall be deferred and made conditional until such time as the required Governmental Approvals have been obtained.

       12.6 CLOSING OF PURCHASE OF VENTURE INTERESTS. Unless the Venturers otherwise agree, the closing of any purchase and sale of Venture Interests pursuant to Sections 11.1(e), 11.1(f), 12.3(c)(ii), 12.4(a) or 12.4(b) shall occur at the Company's principal executive office within sixty
(60) days after the applicable notice of purchase and sale has been furnished. At such closing, (i) the Venturer transferring such Venture Interests (the "Transferring Party") shall transfer, assign and deliver to the Person purchasing such Venture Interests (the "Non-Transferring Party") the certificates or other documents evidencing the Venture Interests being purchased, duly endorsed for transfer, together with such assignments separate from any such certificate and other documents or instruments reasonably required by counsel for the Non-Transferring Party to consummate such purchase, and (ii) the Non-Transferring Party shall pay the purchase price in cash in GB Pounds Sterling. In addition, at the closing of such purchase and sale, (A) the Transferring Party shall deliver to the Non-Transferring Party an executed, written representation, in form and substance reasonably satisfactory to legal counsel for the Non-Transferring party, that the Transferring Party owns the Venture Interests free and clear of all Security Interests and that upon the delivery of the Venture

Interests, the Transferring Party shall have transferred all of its right, title and interest in the Venture Interests, and (B) the Non-Transferring Party shall deliver to the Transferring party such investment representations as may be reasonably required to comply with applicable securities laws.

                                      ARTICLE 13
                           FINANCIAL AND ACCOUNTING MATTERS

       13.1 BOOKS AND RECORDS; FINANCIAL YEAR. The Company shall, and shall cause its Subsidiaries to, to the extent permitted by Applicable Law, keep its accounts and financial and cost records in GB Pounds Sterling in English. The fiscal year of the Joint Venture and each of the JV Companies shall be the Financial Year.

       13.2 FINANCIAL INFORMATION. The Company shall prepare in accordance with Irish GAAP (i) not later than sixty (60) days after the end of each Financial Year audited financial statements in English of the Company and its Subsidiaries, and (ii) not later than thirty (30) days after the end of each fiscal quarter (other than the final quarter of a Financial Year), unaudited financial statements in English of the Company and its Subsidiaries and shall also cause the Company to provide on a timely basis all statements in English necessary for each Venturer to prepare its tax returns as they relate to such Venturer=s interest in the Company.

       13.3 RIGHT OF INSPECTION OF BOOKS. Each JV Company shall keep full, complete and accurate books of account, record and information with respect to its affairs and the same shall be maintained at the principal office of the JV Company. Entries shall be made in such books of account and records of all such matters, transactions and things as are usually written and entered in books of account and records kept by Persons engaged in businesses similar to the business of the JV Company or required by Applicable Law. Each Venturer shall have the right, acting reasonably and in coordination with the JV Companies= auditors and accounting personnel and, to the extent practicable, the other Venturer, to audit, examine, and make copies of or extracts from the books of account and records of the Company and its Subsidiaries at all reasonable times during usual business hours. Such right may be exercised through any agent or employee of such Venturer designated in writing by it or by an independent certified accountant designated in writing by such Venturer. Each Venturer shall bear all expenses incurred in any examination made for such Venturer's account.

       13.4 ACCOUNTING PRINCIPLES. Unless otherwise agreed by the Venturers, the accounts and records of the Company and its Subsidiaries shall be maintained in accordance with Irish GAAP.

       13.5 AUDITORS. The auditors of the Company, ITGL and ITGE shall be an internationally recognized auditing firm nominated by the Company Board and approved by the Venturers. Such firm shall be KPMG Peat Marwick LLP until changed by a vote of the Venturers. All audit reports and reports to management on internal controls and procedures prepared by such auditing firm shall be made available to the Company Board and each Venturer.

                                      ARTICLE 14
                         OTHER ACTIVITIES BY THE VENTURERS;
                       EXPANSION OF TERRITORY; CONFIDENTIALITY

       14.1 IN GENERAL. The Venturers acknowledge that to support their intention to make the Joint Venture the principal embodiment of the JV Business of the Venturers and to protect adequately their interests in the JV Companies, it is necessary and essential that the Venturers enter into and adhere to the covenants contained in this Article 14.

       14.2    NON-COMPETITION OBLIGATIONS.

               (a)    From and after the date hereof and until a date twelve
(12) months following the termination of the JV Companies pursuant to the terms of this Agreement, except as otherwise expressly provided in Section
14.3 or as provided in Section 12 of the POSIT License Agreement and until a date twelve (12) months following the termination of the JV Companies pursuant to the terms of this Agreement, no Venturer or any of its Affiliates shall:

                  (i) Offer Competing Services; or

                 (ii) Invest or Participate in any Person that Offers Competing
                      Services; or

                (iii) Except as required by Applicable Law, no senior officer or member of the board of directors of a Venturer shall serve as senior officer or member of a board of directors, managing board or similar governing body of a Major Competitor of the JV Companies.

               (b) In the event that the ITGI License Agreement is terminated by ITGI in accordance with Section 8(a)(iv) of the ITGI License Agreement, the non-compete obligations set forth in Section 14.2(a) above shall cease to apply.

       14.3 NON-COMPETITION EXCEPTIONS. Except as expressly set forth in this Section 14.3, nothing in this Article 14 shall be construed to prohibit any of the following activities by a Venturer or any of its Affiliates after the date hereof.

               (a) INVESTMENTS. The acquisition or ownership by a Venturer (directly or indirectly through an Affiliate) (other than where such acquisition or ownership is held by such Venturer solely as a trustee or nominee for an unaffiliated third party) of a Person or an Equity Interest in such a Person through merger, consolidation, purchase of stock or assets or otherwise, if the annual consolidated gross revenues attributable to Competing Services of such Person do not exceed five percent (5%) of the annual consolidated gross revenues of such Person as set forth in the most recently available audited financial statements of such Person as of the date of execution of the definitive agreement providing for such acquisition.

               (b) FIVE PERCENT INVESTMENTS. The acquisition or ownership by a Venturer (directly or indirectly through an Affiliate) of any securities of a publicly held Person engaged in Competing Services, if such securities
(i) were not acquired directly from such Person in a private placement or similar transaction, (ii) do not represent more than five percent (5%) of the aggregate voting power of the outstanding equity securities of such Person (other than where such acquisition or ownership is held by such Venturer solely as a trustee or nominee for an unaffiliated third party) (assuming the conversion, exercise or exchange of all such securities held by such Venturer or its Affiliate that are convertible, exercisable or exchangeable into or for voting securities), and (iii) in the case of debt securities, entitle the holder thereof to receive only interest or other returns that are not based on the value or results of operations of such Person.

               (c) INVESTMENT FUNDS. The acquisition or ownership (directly or indirectly thorough an Affiliate) by a Venturer of an ownership interest in an investment fund or plan (including pension and retirement plans) investing on behalf of the employees or retirees of such Venturer or its Affiliates or the continued sponsorship by such Venturer (or Affiliate) thereof; provided that no investment by any such fund or plan has the purpose or effect of changing or influencing the Control of any Person that Offers Competing Services.

       14.4 EXPANSION OF TERRITORY. Each of the Venturers acknowledges that the JV Business shall only be conducted in connection with equity securities traded on securities exchanges located within the Territory and that the countries and regions comprising the Territory can only be changed by mutual agreement in writing by the Venturers. The foregoing notwithstanding, in the event any Venturer contemplates Offering Competing Services in any country or region in South Africa, Turkey or Asia that is not part of an Excluded Territory, such Venturer shall first consult with the other Venturer with respect to expanding the Territory to include such country or region.

       14.5 CONFIDENTIALITY. Each Venturer shall use, and shall cause its Affiliates, employees and agents to use, their respective reasonable best efforts to ensure that the terms of this Agreement, the other Operative Agreements (including all Exhibits and Schedules hereto and thereto) and confidential proprietary information concerning the other Venturer, the JV Business and affairs of the Company and its Subsidiaries are not disclosed to third parties unless the other Venturer shall have consented to such disclosure in writing; PROVIDED, HOWEVER, that such information may be disclosed to third parties to the extent reasonably required to accomplish any proposed transfer under Article 12, as necessary in connection with any private offering of securities of a Venturer or any of its Affiliates, if the Person to which the information is disclosed agrees in writing to keep such information confidential, as necessary in connection with any Public Offering of securities of a Venturer or any of its Affiliates (and related reporting obligations occasioned thereby), and as required by law.

                                      ARTICLE 15
                             TERM AND TERMINATION DEFAULT

       15.1 TERM OF JV COMPANIES. Each JV Company shall continue without interruption until it is dissolved and terminated pursuant to the terms of this Agreement, the Constituent Documents and Applicable Law.

       15.2 TERMINATION OF JOINT VENTURE. The following shall be "Termination Conditions" with respects to the Joint Venture:

               (a) a Funding Breach with respect to a Capital Call (in which case the non-defaulting Venturer may deliver a written notice (a) "Termination Notice") in accordance with Section 15.3;

               (b) a Material Non-Monetary Default (in which case the non-defaulting Venturer may deliver a Termination Notice in accordance with
Section 15.3);

               (c) the Bankruptcy of a Venturer (in which case the non-bankrupt Venturer may deliver a Termination Notice in accordance with
Section 15.3);

               (d) the termination of the POSIT License (in which case any Venturer may deliver a Termination Notice in accordance with Section 15.3); or

               (e) written mutual consent of the Venturers (in which case any Venturer may deliver a Termination Notice in accordance with Section 15.3).

       15.3    TERMINATION NOTICE.

               (a) If a Termination Condition occurs, a Party entitled to deliver a Termination Notice pursuant to Section 15.2 may give such Termination Notice to the other Parties and to the Executive Committee within 60 days following the date upon which such Party becomes aware of the occurrence of the Termination Condition. If any Venturer delivers a Termination Notice, the other Venturer shall be precluded from delivering a subsequent Termination Notice.

               (b) Each Venturer acknowledges and agrees that (i) it shall not challenge the validity of any provision of this Article 15 in any Proceeding and (ii) each Venturer shall have a right to seek specific performance of each provision of this Article 15.

       15.4 TERMINATION UPON DEFAULT, ETC. In the case of a Termination Condition under Section 15.2(a), (b) or (c), the non-defaulting Venturer delivering the Termination Notice shall have the right to exercise its option to purchase all but not less than all, of the Venture Interest of the defaulting Venturer at eighty percent (80%) of the defaulting Venturer's investment to date plus interest on amounts invested from time to time at the Applicable Rate (the "Default Termination Value") by delivering a written notice of exercise within sixty (60) days following the occurrence of any such Termination Condition. This reduction to eighty percent (80%) of the investment to date plus interest on amounts invested from time to time at the Applicable Rate is agreed by both parties as a reasonable pre-estimate by way of liquidated damages of the likely loss, direct and indirect, which would be incurred by the non-defaulting Venturer in consequence of a Termination Condition arising under Section 15.2 (a) (b) or (c) hereof in relation to the defaulting Venturer, this assessment taking into account the financial and other commitments made by both Venturers under this Agreement in relation to the establishment and proposed long term operation of the Joint Venture.
Such written notice shall constitute an offer by the non-defaulting Venturer to purchase the Venture Interests of the defaulting Venturer at a price equal to the Default Termination Value, and the defaulting Venturer hereby accepts any such offer by the non-defaulting Venturer. If the non-defaulting Venturer fails to deliver such written notice of such exercise within said 60-day period, it will be deemed to have elected not to purchase the Venture Interest of the defaulting Venturer. In the event that non-defaulting Venturers purchases the Venture Interest of the defaulting Venturers pursuant to this Section 15.4, the purchase price for the Venture Interest shall be an amount payable in cash in GB Pounds Sterling.

       15.5 CLOSING. Each of the Parties shall use its reasonable efforts to obtain all Governmental Approvals required to effect the purchase and sale of Venture Interests, pursuant to Section 15.4. Unless the Parties have failed to receive all required Governmental Approvals, the closing of the purchase of a Venture Interest pursuant to this Article 15 shall be held at the offices of the purchasing Venturer within ten (10) days after the final determination of the purchase price to be paid to the selling Venturer.
 If in spite of the Venturers' efforts in this regard, the required Governmental Approvals have not been received at the time the closing is scheduled to occur, the closing shall be postponed until such date as the Venturers shall have obtained the required Governmental Approvals; provided that, if such Governmental Approvals are not obtained prior to the first anniversary of the date on which such closing is postponed, at the request of any Venturer, the Venturers shall negotiate in good faith to provide for the termination of the Joint Venture pursuant to such mutually agreeable terms and conditions as will permit the Venturers to obtain all Governmental Approvals required for the termination of the Joint Venture, and as will have substantially the same economic consequences to the Venturers as the transaction contemplated by Section 15.4. At the closing, the purchasing Venturer and the selling Venturer shall make the deliveries specified in
Section 12.6.

       15.6 TERMINATION BY DISSOLUTION. In the case of a Termination Condition under Section 15.2(d) or (e) upon delivery of a Termination Notice, the Venturers shall proceed to dissolve the Joint Venture by the Venturers causing their representatives on the JV Boards to proceed with the winding up of the affairs and liquidation of the JV Companies through the sale of their respective assets and properties. Notwithstanding the foregoing, in the event that a Venturer fails to give a Termination Notice within the time period set forth in Section 15.3, such Venturer shall be deemed to have waived its right to dissolve, with respect to the event or events which gave rise to such right to dissolve.

                                      ARTICLE 16
                             POST TERMINATION PROVISIONS

       16.1 CONSEQUENCES OF TERMINATION. Upon the transfer by at least one Venturer of its entire Venture Interest in accordance with this Agreement (other than a transfer pursuant to Section 12.2), this Agreement and the other Operative Agreements shall forthwith cease to have effect as between such Party and the other Parties, and all further obligations of such Party (and its Affiliates) to such other Parties (and their Affiliates) and of such other Parties (and their Affiliates) to such Party (and its Affiliates) shall terminate with this Agreement and the other Operative Agreements without further liability, except that:

               (a) such transfer shall not constitute a waiver of any rights that any Party (or any of its Affiliates) may have by reason of a breach of this Agreement or any other Operative Agreement, subject to any limitations thereon in this Agreement or the other Operative Agreements;

               (b) the provisions of this Article 16, Article 10, Article 14, other than Section 14.4, and Article 18, other than Sections 18.8 and
18.10 of this Agreement shall continue in full force and effect; and

               (c) The rights and obligations of the Parties (and their Affiliates) under the Service Agreements shall continue in full force and effect for a period of six months from such transfer; and

               (d) the rights and obligations of the Parties (and their Affiliates) under the Operative Agreements, other than the Service Agreements, shall continue in full force and effect to the extent provided in the Transition Plan.

       16.2 NON-SOLICITATION. Anything herein to the contrary notwithstanding, upon the Transfer by SG of all of its Venture Interest in accordance with this Agreement, for a period commencing on the date of such Transfer and ending on the first anniversary of such Transfer, SG shall not, and shall cause its Affiliates not to, induce or attempt to influence any employees of the JV Companies or any of their Affiliates to terminate such employee's employment therewith.

       16.3 TRANSITION PLAN. The Parties agree to negotiate in good faith to develop a plan (the "Transition Plan") which will govern the rights and obligations of the parties under the Operative Agreements following an event described in Section 16.1 and which will ensure that the successor to the JV Business shall continue to supply services to its customers without disruption. Each of the Parties agrees to cause its Affiliates and, insofar as within its control, the JV Companies, to comply with the provisions of the Transition Plan.

                                      ARTICLE 17
                NEGOTIATIONS; ARBITRATION; SUBMISSION TO JURISDICTION

       17.1 NEGOTIATIONS; ARBITRATION. (a) In the event of any dispute, controversy or claim (other than a Deadlock) arising out of or relating to this Agreement, or the performance, breach, termination, or invalidity hereof, such dispute, controversy or claim shall be the subject of an attempt at an amicable solution, for which purpose any party shall give notice to the other parties, giving a concise description of the matter in question and the position of such party in respect thereof and proposing a meeting among the chief executive officers, executive managing directors or their designees (the "Senior Officers") of the ultimate parent companies of the Venturers in The City of Dublin (or such other place as they may agree) with the purpose of resolving the dispute, controversy or claim.

               (b) In the event such a meeting is called, the meeting shall take place within ten (10) Business Days of its being requested.
Unless the parties otherwise agree, if such meeting does not take place within such ten (10) Business Days or if within ten (10) Business Days after such meeting the Senior Officers have not resolved such matter, then the matter shall be settled by arbitration in accordance with the rules of the ICC in effect on the date hereof. The arbitration shall be the sole and exclusive forum for resolution of the dispute, controversy or claim, and the award shall be final and binding. Judgment thereon may be entered by any court having jurisdiction. The number of arbitrators shall be three (or such other number as shall be stipulated by the most recent then existing Rules of the ICC), each of whom shall be disinterested in the dispute, controversy or claim and shall be impartial and independent of any party. Each Venturer (and its Affiliates, as applicable) and Venturer (and its Affiliates, as applicable) shall appoint one arbitrator, and the two so appointed shall choose a third arbitrator. If the arbitrators chosen by the Venturers cannot agree on the choice of the third arbitrator within a period of thirty (30) days after both of them have been appointed, then the third arbitrator shall be appointed by the ICC. The parties and the appointing authority may appoint from among the nationals of any country, whether or not a party is a national of that country. The place of arbitration shall be The City of Dublin, Ireland. The arbitration shall be conducted in the English language and any foreign-language documents presented at such arbitration shall be accompanied by an English translation thereof. The arbitrators shall state the reasons upon which the award is based. The arbitrators shall apply the laws of Ireland without regard to the principles of conflicts of laws.

               (c) Any matter expressed in this Agreement to be a matter for review, collaboration, consultation, consent, decision, agreement or vote by the parties or any of them shall not, in the event of failure of decision or agreement, constitute a dispute or difference to be referred to or settled by arbitration proceedings.

               (d) Each of the parties hereby submits to the exclusive jurisdiction of the Irish Courts (the "Specified Court") in any action, suit or proceeding with respect to the enforcement of the arbitration provisions of this Agreement and the non-exclusive jurisdiction of such court with respect to the enforcement of any award thereunder. Each party irrevocably appoints the agent for service specified opposite its name on the signature pages hereof as its authorized agent in the city of Dublin, Ireland upon which process may be served in any related proceeding, and agrees that service of process upon such agent, and written notice of said service to such party, by the person serving the same to the address so provided, shall be deemed in every respect effective service of process upon such party in any such action, suit or proceeding. Each party further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for the duration of this Agreement.

                                      ARTICLE 18
                                    MISCELLANEOUS

       18.1 NOTICES. Except as expressly provided herein, notices and other communications provided for herein shall be in writing in the English language and shall be delivered by hand or courier service, mailed or sent by telex, facsimile, graphic scanning or other telegraphic communications equipment of the sending Party, as follows:

               If to ITGI, to:

                      ITG International Limited
                      c/o KPMG Peat Marwick LLP
                      P.O. Box HM906
                      Hamilton HMDX
                      Bermuda
                      Attn:  Claudio Satasi

               with a copy to:

                      ITG, Inc.
                      380 Madison Avenue, 4th Floor
                      New York, New York 10017
                      U.S.A.
                      Attn:  General Counsel
                      Tel:    (212) 588-4000
                      Fax:    (212) 444-6345

               with a copy to:

                      Weil, Gotshal & Manges LLP
                      767 Fifth Avenue
                      New York, New York 10153
                      U.S.A.
                      Attn:   David E. Zeltner, Esq.
                      Tel:    (212) 310-8220
                      Fax:    (212) 310-8007

               with a copy to:

                      MHC Corporate Secretarial Services Limited,
                      at its registered office for the time being
                      in Dublin, Ireland
                      Attn:   David O'Donnell
                      Tel:    353 1 6611788
                      Fax:    353 1 6611431

               If to SG, to:

                      Tour Societe Generale
                      92972 Paris - La Defense Cedex
                      France
                      Attn:   Yves Tuloup

                      Tel:    33 1 4213 7388
                      Fax:    33 1 4213 7390

                      Attn:   Pierre Teniere
                      Tel:    33 1 4213 2136
                      Fax:    33 1 4213 6925


               with a copy to:

                      Societe Generale Securities (London) Ltd.

                      Exchange House
                      Primrose Street
                      London EC2
                      Attn:   Hugh Hughes / Nigel Brahams
                      Tel:    44 171 762 4444
                      Fax:    44 171 762 4555


               with a copy to:

                      Goodbody Secretarial Limited at its registered office for the time being in Dublin, Ireland
                      Attn:   James Dudley
                      Tel:    353 1 661 3311
                      Fax:    353 1 661 3278

or to such other address or attention of such other Person as such Party shall advise the other Parties in writing. All notices and other communications given to the Parties hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Communications sent by telex, facsimile, graphic scanning or other telegraphic communications equipment shall be deemed to have been received when confirmation of their delivery is received by the sender.

       18.2 APPLICABLE LAW. The validity, construction and performance of this Agreement shall be governed by and construed in accordance with the law of Ireland, regardless of the laws that might otherwise govern under applicable principles of conflicts or choice of law.

       18.3 SEVERABILITY. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, the Parties agree that such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. If necessary to effect the intent of the Parties, the Parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

       18.4 AMENDMENTS. This Agreement may be modified only by a written amendment signed by all of the parties to this Agreement.

       18.5 WAIVER. The waiver by a Party of any instance of any other Party's non-compliance with any obligation or responsibility herein shall be in writing and signed by the waiving Party and shall not be deemed a waiver of other instances of such other Party's non-compliance.

       18.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts shall have been signed by each Party and delivered to the other Parties.

       18.7 ENTIRE AGREEMENT. The provisions of this Agreement set forth the entire agreement and understanding among the Parties as to the subject matter hereof and supersede all prior agreements, oral or written, and all other prior communications between the Parties relating to the subject matter and those written agreements executed and delivered contemporaneously herewith.

       18.8    NO ASSIGNMENT.  (a)   Except as specifically provided herein, no
Party shall, directly or indirectly, assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Parties.

               (b) Any attempted assignment of this Agreement in violation of this Section 18.8 shall be void and of no effect.

               (c) This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

       18.9    NO THIRD-PARTY BENEFICIARIES.  Except for the provisions of
Article 10 hereof, this Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein express or implied shall give or be construed to give to any Person, other than the Parties and such assigns, any legal or equitable rights hereunder.

       18.10 PUBLICITY. The Parties shall use reasonable efforts to consult in good faith with each other with a view to agreeing upon any press release or public announcement relating to the transactions contemplated hereby or by the other Operative Agreements prior to the consummation thereof.

       18.11 CONSTRUCTION. This Agreement has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against any of the Parties.

       18.12   DISCLAIMER OF AGENCY.   Except for provisions herein expressly
authorizing one Party to act for another, this Agreement shall not constitute any Party as a legal representative or agent of any other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name or on behalf of any other Party or any of its Affiliates or the Joint Venture or any of the JV Companies unless otherwise expressly permitted by such Party.

       18.13 RELATIONSHIP OF THE PARTIES. The relationship among the Parties shall not be that of partners and nothing herein contained shall be deemed to constitute a partnership among them.

       18.14 FIDUCIARY DUTIES. Subject to Applicable Law, no Party or any of its Affiliates nor any officer, director, employee or former employee of any Party or its Affiliate shall have any obligation, or be liable, to any Party, the Joint Venture or any JV Company for exercising any of the rights of such Party or such Affiliate under this Agreement or any other Operative Agreement to which it is or will be a party, for exercising or failing to exercise its rights as a shareholder of any JV Company or for breach of any fiduciary or other similar duty to any Party, the Joint Venture or any JV Company by reason of such conduct, other than a breach of any Operative Agreement.

       IN WITNESS WHEREOF, each of the Parties has cause its respective duly authorized officers to execute this

Agreement as of the day and year first above written.

                                    ITG International Limited


                                    By:    /s/ Howard C. Naphtali
                                       -------------------------------
                                        Name:  Howard C. Naphtali
                                        Title: President


                                    Societe Generale


                                    By:    /s/ H. L. Hughes
                                       -------------------------------
                                        Name:  H. L. Hughes
                                        Title: Authorized Signatory


                                    Investment Technology Group SG Limited


                                    By:    /s/ H. L. Hughes
                                       -------------------------------
                                        Name:  H. L. Hughes
                                        Title: President


                                    Investment Technology Group Limited


                                    By:    /s/ Alasdair Haynes
                                       -------------------------------
                                        Name:  Alasdair Haynes
                                        Title: CEO


                                    Investment Technology Group
                                    Europe Limited


                                    By:     /s/ Adrian Collins
                                       -------------------------------
                                         Name:  Adrian Collins
                                         Title: Deputy Chairman

                                    November 17, 1998


             GUARANTEE BY INVESTMENT TECHNOLOGY GROUP, INC.


     To Societe Generale, Investment Technology Group SG Limited, Investment Technology Group Limited and Investment Technology Group Europe Limited (collectively, the "Guaranteed Parties")

1. In consideration of the Guaranteed Parties entering into a Joint Venture Agreement (the "Agreement") by and among the Guaranteed Parties and ITG International Limited ("ITGI"), dated as of November 17, 1998, Investment Technology Group, Inc. ("Guarantor"), the corporate parent of ITGI, unconditionally and irrevocably, as a primary and continuing obligation, guarantees to the Guaranteed Parties, the proper and punctual performance by ITGI of all of ITGI's obligations under the Agreement and undertakes to pay on demand, all amounts whatsoever owing by ITGI under the Agreement.

2. This guarantee is a continuing guarantee and will remain in force until all the obligations (actual or contingent) of ITGI under the Agreement have been discharged in full.

3. The Guarantor shall not, without first obtaining the Guaranteed Parties' written consent, act in a liquidation or winding up of ITGI in competition with the Guaranteed Parties for any amount whatsoever owing by ITGI pursuant to the Agreement.

4. All amounts payable hereunder shall be paid in full without any deduction or withholding whatsoever (whether in respect of set-off, counterclaim, duties, taxes or charges) unless such deduction or withholding is required by law, in which event the Guarantor shall pay under the Agreement an additional amount so that the net amount received by the Guaranteed Parties will equal the full amount which the Guaranteed Parties would have received had such amount been paid directly by ITGI.

5. The Guarantor acknowledges that it has represented to the Guaranteed Parties and hereby warrants, that it has full power and authority to enter into this Guarantee, that it has taken all necessary corporate or other actions to authorize the same, and that as executed, this Guarantee (and the performance of all its obligations herein contained) does not and will not constitute a breach of any law or governmental regulation or order to which the Guarantor is subject, or any agreement by which the Guarantor is bound, and is and will be valid, binding and enforceable in accordance with its terms.

6. Terms defined in the Agreement shall bear the same meanings when used herein.

7. Any notice or demand herein shall be in writing in the English language and shall be delivered by hand or courier service, mailed or sent by facsimile, as follows:

               Investment Technology Group, Inc.
               380 Madison Avenue, 4th Floor
               New York, New York 10017
               United States
               Attn:  General Counsel
               Fax:    212-444-6345

     or to such other address or attention of such other person as the Guarantor shall advise the Guaranteed Parties in writing. All notices and demands given or served in accordance with the provisions of this Guarantee shall be deemed to have been given on the date of receipt. Communications sent by facsimile shall be deemed to have been received when confirmation of delivery is received by the sender.

8. The validity, construction and performance of this Guarantee shall be governed by and construed in accordance with the laws of Ireland regardless of the laws that might otherwise govern under applicable principles of conflicts or choice of law.

     Investment Technology Group, Inc.


     By:        /s/ Raymond L. Killian, Jr.
        ---------------------------------------
         Name:  Raymond L. Killian, Jr.

         Title: Chairman